EXHIBIT 1

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                                   MEMORANDUM
        (Incorporating all changes made on or before 7th January, 2003)


                                      AND


                            ARTICLES OF ASSOCIATION

(As adopted by Special Resolution passed on 20th September, 1994 and amended by Special Resolutions passed on 7th January, 2003 and 19th May, 2004)


                                       OF


                                  PCCW LIMITED


                    Incorporated the 24th day of April, 1979


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



                               ORDINARY RESOLUTION

                                       OF

                                  PCCW LIMITED

               (Incorporated in Hong Kong with limited liability)

                              ---------------------
                            Passed on March 16, 2005
                              ---------------------


At the Extraordinary General Meeting of the Company duly convened and held in the Conference Room, 14th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong on Wednesday, March 16, 2005 at 11:00 a.m., the following resolution was duly passed as Ordinary Resolution:

"THAT:

(A) the authorised share capital of the Company be increased from HK$1,600,000,000 to HK$2,500,000,000 by the creation of 3,600,000,000 new ordinary shares of HK$0.25 each, such shares to rank pari passu in all respects with the existing ordinary shares of HK$0.25 each in the issued capital of the Company;

(B) the allotment and issue by the Directors of 1,343,571,766 new ordinary shares of HK$0.25 each in the capital of the Company (as increased pursuant to paragraph (A) above) at a price of HK$5.90 per share pursuant to and on the terms set out in the subscription agreement dated January 19, 2005 entered into between the Company, China Netcom Group Corporation (BVI) Limited and China Network Communications Group Corporation (a copy of which has been produced to this Meeting marked "A" and initialled by the Chairman of this Meeting for the purpose of identification) be approved; and

(C) the granting of the Anti-Dilution Rights (as defined and described in the circular to shareholders of the Company dated February 14, 2005) to China Network Communications Group Corporation and the issue of new shares of the Company, any securities convertible into or exchangeable into shares of the Company, and/or any warrants or other rights to subscribe for shares of the Company on exercise from time to time of the Anti-Dilution Rights by China Network Communications Group Corporation be approved, confirmed and ratified."



                                                    (SD.) YUEN TIN FAN

                                            -----------------------------------
                                                       Yuen Tin Fan
                                                  Chairman of the Meeting

                                                              Company No. 69030


                      THE COMPANIES ORDINANCE (CHAPTER 32)

                            -----------------------

                               SPECIAL RESOLUTION
                                       OF
                                  PCCW LIMITED


                            -----------------------

                             Passed on May 19, 2004
                            -----------------------

At an Extraordinary General Meeting of the Company duly convened and held in the Conference Room, 14th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong on Wednesday, May 19, 2004 at 11:55 a.m., the following resolution was duly passed as a Special Resolution:

"THAT the share premium account of the Company be and the same is hereby cancelled."


                                                     (SD.) SO CHAK KWONG, JACK
                                                    ---------------------------
                                                        So Chak Kwong, Jack
                                                      Chairman of the Meeting

                                                              Company No. 69030

                      THE COMPANIES ORDINANCE (CHAPTER 32)

                            -----------------------

                               SPECIAL RESOLUTION
                                       OF
                                  PCCW LIMITED


                            -----------------------

                             Passed on May 19, 2004

                            -----------------------

At an Annual General Meeting of the Company duly convened and held in the Conference Room, 14th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong on Wednesday, May 19, 2004 at 11:00 a.m., the following resolution was duly passed as a Special Resolution:

"THAT the articles of association of the Company be and are hereby amended in the following manner:

(A) By deleting the existing definition of "associate" set out in Article 2 and replacing it with the following:

     ""associate" has the meaning ascribed to it in the Listing Rules;"

(B) By replacing the reference in Article 78(b) to "the Securities (Clearing Houses) Ordinance of Hong Kong" with "the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong)".

(C)  By adding the following new Article 82A after the existing Article 82:

     "82A.Where any shareholder is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted."

(D)  By adding the following as a new sub-paragraph (e) to Article 93:

     "(e) An alternate Director shall not be, nor be deemed to be, the agent of the Director appointing him and the latter shall not be vicariously liable for any tort committed by the former."

(E) (1) By deleting existing Articles 100(g) and 100(h) in their entirety and substituting therefor the following new Articles 100(g) and 100(h):

          "(g) A Director who, to his knowledge, is interested or has an associate who is interested, in any way, whether directly or indirectly, in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest or the interest of his associate at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration if he knows his interest or the interest of his associate then exists; or in any other case at the first meeting of the Board after he knows that he or his associate is or has become so interested. For this purpose, a general notice to the Board by a Director to the effect that:-

               (i) he or any of his associates is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

               (ii) he or any of his associates is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him or them,

               shall be deemed to be a sufficient declaration of interest in relation to any such contract or arrangement; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

          (h) Save as otherwise provided by the Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract, arrangement or proposal in which he or any of his associates is materially interested, but this prohibition shall not apply to any of the following matters namely:-

               (i) any contract or arrangement for the giving to such Director or any of his associates of any security or indemnity in respect of money lent by him or them or obligations incurred or undertaken by him or them for the benefit of the Company and any of its subsidiaries;

               (ii) any contract or arrangement for the giving by the Company of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or any of his associates has himself or themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

               (iii) any contract or arrangement by a Director or any of his associates to subscribe for shares, debentures or other securities of the Company issued or to be issued pursuant to any offer or invitation to members or debenture holders of the Company or any class thereof, and which does not provide in respect of any Directors or any of his associates as such any privilege or advantage not accorded to any other members or debenture holders of the Company or any class thereof or to the public or any sections thereof;

               (iv) any contract or arrangement concerning an offer of the shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or any of his associates is or is to be interested as a participant in the underwriting or sub-underwriting of the offer;

               (v) any contract or arrangement in which the Director or any of his associates is interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his or their interest in shares or debentures or other securities of the Company;

               (vi) any contract, arrangement or proposal concerning any
                    company in which the Director or any of his associates is interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the Director or any of his associates is beneficially interested in shares of that company, provided that he, together with any of his associates, is not beneficially interested in 5 per cent. or more of the equity share capital of such company (whether his interest is derived through any third company) or of the voting rights available to members of such company;

               (vii) any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries including the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates to directors (and their associates) and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director or any of his associates who may be employees of the Company as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

               (viii) any proposal or arrangement concerning the adoption, modification or operation of any share scheme involving the issue or grant of options over shares or other securities by the Company to, or for the benefit of the employees of the Company or of any of its subsidiaries, under which the Director or any of his associates who may be employees of the Company or any of its subsidiaries may benefit."; and

     (2) by inserting, in brackets, the words "including, for these purposes, the interest of any of his associates" after the word "interest" in the second line of Article 100(k).

(F) By deleting the existing Article 102 in its entirety and substituting therefor with the following new Article 102:

     "102. No person, other than a retiring Director, shall, unless recommended by the Directors for election, be eligible for election to the office of Director at any general meeting, unless notice in writing of the intention to propose that person for election as a Director and notice in writing by that person of his willingness to be elected shall have been given to the Company in each case, during the period (being a period of at least seven days) commencing on the day after despatch of the notice of general meeting at which elections to the office of Director are to be considered and ending on the day that falls seven days before the date of the general meeting (both days inclusive)."

(G) By replacing the word "special" with the word "ordinary" in the first sentence of Article 104 and adding the following as a final sentence to the said Article 104:

     "Special notice, in accordance with the Companies Ordinance, shall be required in relation to any meeting at which such an ordinary resolution is to be considered."

(H) By replacing the reference in Article 176(a) to "paragraph (c) of the proviso to Section 165 of the Ordinance" with "sub-section (2) of Section 165 of the Ordinance"."


                                                     (SD.) SO CHAK KWONG, JACK
                                                    ---------------------------
                                                         So Chak Kwong, Jack
                                                       Chairman of the Meeting

                                                              Company No. 69030

                      THE COMPANIES ORDINANCE (CHAPTER 32)

                            -----------------------

                               SPECIAL RESOLUTION
                                       OF
                                  PCCW LIMITED


                            -----------------------

                           Passed on January 7, 2003

                            -----------------------

At an Extraordinary General Meeting of the Company duly convened and held in the Conference Room, 14th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong on Tuesday, January 7, 2003 at 9:30 a.m., the following resolution was duly passed as a Special Resolution:

"THAT the Articles of Association of the Company be and are hereby amended in the following manner:

(A) By adding the following new definition immediately before the definition of "these Articles" in Article 2:

      "Annual Report"         shall include a consolidated profit and loss
                              account for the period, in the case of the first account, since the incorporation of the Company and, in any other case, since the preceding account, together with a consolidated balance sheet as at the date to which the consolidated profit and loss account is made up and a Directors' report with respect to the consolidated profit or loss of the Company for the period covered by the profit and loss account and the state of the Company's affairs as at the end of such period, and an Auditors' report on such accounts prepared pursuant to Article 158;

(B) By adding the following new definition immediately after the definition of "the Companies Ordinance" in Article 2:

     "Corporate               shall mean any information issued or to be issued
        Communication"        by the Company to its members for their
                              information or action and shall have the meaning ascribed to it in the Listing Rules and shall include but not be limited to:

                              (1) the Annual Report;

                              (2) the interim report;

                              (3) the summary financial report;

                              (4) notice of meetings;

                              (5) listing documents; and

                              (6) any circulars or other documents required by
                                  the Listing Rules to be sent to the Company's members.

(C) By adding the following new definitions immediately after the definition of "dollars" in Article 2:

     "electronic              shall mean any Corporate Communication sent by
      communication"          electronic means;

     "electronic means"       shall mean the transmission of any Corporate
                              Communication from the Company
                              in any form through any medium (including but not limited to electronic mail or publication on the Company's website, or publication on the Company's computer network or publication on the website of The Stock Exchange of Hong Kong
                              Limited or the website of any stock exchange on which any securities of the company are listed and/or permitted to be dealt in);

     "Electronic              shall mean an electronic symbol or process
      Signature"              attached to or logically associated with an
                              electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

     "Listing Rules"          shall mean the Rules Governing the Listing of
                              Securities on The Stock Exchange of Hong Kong
                              Limited as amended from time to time;

(D) By adding the following new definition immediately after the definition of "shareholders" in Article 2:

     "summary financial       shall have the meaning as set out under section
        report"                2(1) of the Companies Ordinance;

(E) By adding the following wording at the end of the definition of "writing or printing" in Article 2:

     and, only where used in connection with a notice served by the Company by electronic means on members or other persons entitled to receive notices hereunder, shall also include a record maintained through an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(F) By deleting the words "HK$2 (or such higher amount as shall for the time being be approved by The Stock Exchange of Hong Kong Limited) for every certificate after the first or such lesser sum as the Board shall from time to time determine," in Article 15 and substituting therefor with the following wording:

     such amount prescribed by The Stock Exchange of Hong Kong Limited or such lesser sum as the Board shall from time to time determine for every share certificate after the first,

(G) By deleting the words "HK$2 (or such higher amount as shall for the time being be approved by The Stock Exchange of Hong Kong Limited)" in Article 19 and substituting therefor with the following wording:

     such amount as shall for the time being be prescribed by The Stock Exchange of Hong Kong Limited

(H) By adding the following wording into Article 27 after the words "and once at least in both an English language newspaper in English and a Chinese language newspaper in Chinese":

     and/or, subject to the Listing Rules, in the manner in which notices may be served by the Company as herein provided.

(I) By deleting the words "HK$2 (or such higher amount as shall for the time being be approved by The Stock Exchange of Hong Kong Limited) or such lesser sum as the Board may from time to time require" in Article 39 and substituting therefor with the following wording:

     such amount as shall for the time being be prescribed by The Stock Exchange of Hong Kong Limited or such lesser sum as the Board shall from time to time require

(J)  By deleting both occurrences of the words "without charge" from Article
     42.

(K) By deleting the words "adopting of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet" in Article 68 and substituting therefor with the words "adopting of the Annual Report and other documents required to be annexed to the Annual Report" in Article 68.

(L) By deleting the existing Article 71 in its entirety and substituting therefor with the following new Article 71:

     The Chairman of the Board shall take the chair at every general meeting, or if at any general meeting such Chairman shall not be present within fifteen minutes after the time appointed for holding such meeting or is unwilling to act or is absent from Hong Kong or has given notice to the Company of his intention not to attend the meeting, a Deputy Chairman of the Board shall take the chair at such general meeting, or if there be no such Chairman or Deputy Chairman present at the meeting, any Director present shall take the chair at the relevant general meeting, and if no Director be present within fifteen minutes after the time appointed for holding the meeting, or if all Directors present decline to take the chair, then the members present and entitled to vote shall choose one of their own number to be Chairman of that meeting.

(M) By adding the following new Articles 101A, 101B and 101C after the existing Article 101:

     101A. At each annual general meeting one-third of the Directors for the time being (or, if their number is not a multiple of three, then the number nearest to but not greater than one-third) shall retire from office. Any Director retiring at a meeting pursuant to this
            Article 101A shall retain office until the close or adjournment of the meeting.

     101B. Any Director who wishes to retire and not to offer himself for re-election shall be included for the purposes of determining the number of the Directors to retire at any annual general meeting pursuant to the preceding Article 101A. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last election or appointment and so that as between persons who became or were last elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for election.

     101C. The Company at the annual general meeting at which a Director retires in accordance with these Articles may fill up the vacated office by electing a person thereto, and in default of such election by the Company, the retiring Director shall be deemed to have been re-elected and shall, if willing, continue in office until the next annual general meeting and so on from year to year until his place is filled, unless:

            (a) it is expressly resolved at such meeting not to fill up such vacated office; or

            (b) a resolution for the re-election of such Director shall have been put to the meeting and lost; or

            (c) such Director has given notice in writing to the Company that he is unwilling to be re-elected.

(N) By deleting the existing Article 120 in its entirety and substituting therefor with the following new Article 120:

     The Board may elect a Chairman and one or more Deputy Chairman for their meetings and determine the period of which the Chairman and any of the Deputy Chairmen are to hold office; but if at any meeting the Chairman is not present, or is unwilling so to act within five minutes after the time appointed for holding the same, the Deputy Chairman or any one of them (if more than one Deputy Chairman has been appointed), shall be the Chairman of that meeting; or if no such Chairman is elected and/or no Deputy Chairman is present or is willing so to act within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman for that meeting.

(O) By deleting the existing Article 122 in its entirety and substituting therefor with the following new Article 122:

     A Director may and, on request of a Director, the Secretary shall, at any time summon a meeting of the Board. Notice thereof shall be given to each Director either in writing or by telephone or by facsimile at the facsimile number from time to time notified to the Company by such Director or by telex or telegram at the address from time to time notified to the Company by such Director or by electronic mail at the electronic mail address from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine. Provided however that notice need not be given to any Director for the time being absent from Hong Kong. A Director may waive notice of any meeting and any such waiver may be prospective or retrospective.

(P)  By including the following wording at the end of Article 123:

     Questions arising at any meeting of a committee of the Board shall be decided by a majority of votes and in case of an equality of votes the chairman of such meeting shall have a second or casting vote.

(Q) By deleting the existing Article 127 in its entirety and substituting therefor with the following new Article

     127:

     Unless otherwise determined by the Board, two Directors shall form a quorum for any meeting of a committee of the Board. A committee may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting. A committee may meet and adjourn as its members think proper.

(R) By deleting the existing Articles 161(a) and 161(b) in their entirety and substituting therefor with the following new Articles 161(a) and 161(b):

     161    (a)  The Board shall from time to time in accordance with the provisions of the Ordinance cause to be prepared and to be laid before the members of the Company at every annual general meeting, the Annual Report and/or the summary financial report which complies with Section 141CF(1) of the Companies
                 Ordinance and such other reports and accounts as may be required by law.

            (b) Every Annual Report shall be signed pursuant to the provisions of the Ordinance and copies of those documents (including but not limited to the Annual Report and/or the summary financial report) which are to be laid before the members of the Company at an annual general meeting shall not less than 21 days before the date of the annual general meeting be made available in printed form and/or using electronic means whether in the English language only, in the Chinese language only or in both the English language and the Chinese language and at the same time as the notice of an annual general meeting to every member of the Company, every holder of debentures of the Company, every person registered under
                 Article 45 and every other person entitled to receive notices of general meetings of the Company in compliance with the Listing Rules and any applicable law, rules or regulations, provided that the Company shall not be required to make available those documents to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures whether in printed form or by electronic means. In the case of those documents being made available in printed form, such documents will be sent by post to the registered addresses of those entitled to receive them as set out above.

(S)  By adding the following new Article 161(c) in its entirety after the new
     Article 161(b):

     Where a member, in accordance with the Listing Rules and any applicable law, rules or regulations has consented to treat the publication of the Annual Report or the summary financial report as set out in Article 161(a) using electronic means or has consented to receiving the summary financial report instead of the Annual Report, as discharging the Company's obligation under the Listing Rules and any applicable law, rules or regulations to send a copy of such relevant financial documents, then publication by the Company, in accordance with the Listing Rules and any applicable law, rules or regulations, using electronic means of such relevant financial documents and/or receipt by such member of the summary financial report at least 21 days before the date of the relevant general meeting, shall, in relation to each such member, be deemed to discharge the Company's obligations under Article 161(a) provided that any person who is otherwise entitled to such financial documents of the Company may, if he so requires, by notice in writing served on the Company, demand that the Company sends to him, a complete printed copy of the Annual Report or the summary financial report not previously requested by him.

(T) By deleting the existing Article 165 in its entirety and substituting therefor with the following new Article 165:

     Any notice or document or any Corporate Communication to be given or issued under these Articles shall be in writing, and may be served by the Company and/or by the Board on any member either personally or by sending it through the post in a prepaid letter, envelope or wrapper addressed to such member at his registered address as appearing in the register or (in the case of notice) by advertisement published in both an English language newspaper in English and a Chinese language newspaper in Chinese or by any electronic means in compliance with these Articles and the Listing Rules and any applicable law, rules or regulations provided that the Company has obtained the member's prior express positive confirmation in writing to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by such electronic means. In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders.

(U) By deleting the first and second sentence of Article 166 and substituting therefor with the following wording:

     A member shall be entitled to have notice served on him at any address within Hong Kong or by any electronic means in compliance with these Articles, legislation and the Listing Rules and any applicable law, rules or regulations. Any member whose registered address is outside Hong Kong may notify the Company in writing of an address in Hong Kong which for the purpose of service of notice shall be deemed to be his registered address.

(V)  By adding the following wording at the end of Article 167:

     Any notice or document or Corporate Communication sent by electronic mail shall be deemed to have been served at the time when such notice or document or Corporate Communication is transmitted provided no notification is received by the Company that such notice or document has not reached its recipient. Any notice or document or Corporate Communication which the Company has made available to any member by publication on its own website or computer network or the website of The Stock Exchange of Hong Kong Limited shall be deemed to have been served on the day on which such publication is made.

(W) By deleting the existing Article 168 in its entirety and substituting therefor with the following new Article 168:

     A notice or document or Corporate Communication may be given by the Company to the person or persons entitled to a share in consequence of the death, mental disorder or bankruptcy of a member in the manner set out in
     Article 165 in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

(X) By deleting the words "Any notice or document delivered or sent by post or left at the registered address of any member in pursuance of these presents" at the beginning of Article 170 and substituting therefor with the following:

     Any notice or document or Corporate Communication delivered or sent by post or left at the registered address of any member or made available by electronic means in compliance with these Articles, legislation and the Listing Rules and any applicable law, rules or regulations.

(Y) By deleting the existing Article 171 in its entirety and substituting therefor with the following new Article 171:

     171    (a)  The signature to any notice to be given by the Company may be written or printed by means of facsimile or where relevant, by Electronic Signature.

            (b) Subject to the Listing Rules and any applicable laws, rules and regulations, any notice or document, including but not limited to the documents referred to in Article 161 and any Corporate Communication, may be given in the English language only, in the Chinese language only or in both the English language and the Chinese language provided that the Company has obtained the relevant member's prior express positive confirmation in writing to receive or otherwise have made available to him such notices or documents in either the English language only or the Chinese language only or in both the English language and the Chinese language and provided further that such member may, if he so requires, by notice in writing served on the Company, demand at any time that the Company sends or makes available to him any notice or document or Corporate Communication in the language not previously provided to him."

                                                         (SD.) YUEN TIN FAN
                                                    ---------------------------
                                                            Yuen Tin Fan
                                                       Chairman of the Meeting

                                                              Company No. 69030

                      THE COMPANIES ORDINANCE (CHAPTER 32)

                            -----------------------

                              ORDINARY RESOLUTION
                                       OF
                                  PCCW LIMITED


                            -----------------------

                           Passed on January 7, 2003

                            -----------------------

At an Extraordinary General Meeting of the Company duly convened and held in the Conference Room, 14th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong on Tuesday, January 7, 2003 at 9:30 a.m., the following resolution was duly passed as an Ordinary Resolution:

"THAT subject to and conditional upon the Listing Committee of The Stock Exchange of Hong Kong Limited granting the listing of, and permission to deal in, the shares of the Company in their consolidated form, every five issued and unissued shares of HK$0.05 each in the capital of the Company as at the date on which this resolution is passed be and is hereby consolidated into one share of HK$0.25 in the capital of the Company with effect from January 8, 2003 and that the board of directors of the Company be authorised to do all things and execute all documents in connection with or incidental to such consolidation."


                                                         (SD.) YUEN TIN FAN
                                                    ---------------------------
                                                            Yuen Tin Fan
                                                      Chairman of the Meeting

                                                                      No. 69030

                                   [CR LOGO]

                              COMPANIES ORDINANCE
                                  (CHAPTER 32)

                          CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME


             ----------------------- * * * -----------------------


                             I hereby certify that


                       Pacific Century CyberWorks Limited


having by special resolution changed its name, is now incorporated under the name of


                                  PCCW Limited


Issued by the undersigned on 9 August 2002.



                                                        (SD.) MISS R. CHEUNG
                                                    ---------------------------
                                                     for Registrar of Companies
                                                              Hong Kong

                                                              Company No. 69030

                      THE COMPANIES ORDINANCE (Chapter 32)


                            -----------------------

                               SPECIAL RESOLUTION
                                       OF
                       PACIFIC CENTURY CYBERWORKS LIMITED


                            -----------------------

                            Passed on July 31, 2002

                            -----------------------

I, being a Director of the above Company, hereby certify that at an Extraordinary General Meeting of the Company duly convened and held in the Conference Room, 14th Floor, PCCW Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong on Wednesday, July 31, 2002 at 10:30 a.m., the following was duly passed as a Special Resolution:-

                               SPECIAL RESOLUTION

"THAT subject to the approval of the Registrar of Companies in Hong Kong, the name of the Company be changed to "PCCW Limited" with effect from the date of issue of the relevant certificate of incorporation on change of name."



                                                         (SD.) YUEN TIN FAN
                                                    ---------------------------
                                                            Yuen Tin Fan
                                                              Director

                                                                      No. 69030


                                   [CR LOGO]

                              COMPANIES ORDINANCE
                                  (CHAPTER 32)

                          CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME


             ----------------------- * * * -----------------------


                             I hereby certify that


                       Pacific Century CyberWorks Limited


having by special resolution changed its name, is now incorporated under the name of

                       Pacific Century CyberWorks Limited


Issued by the undersigned on 13 December 2000.


                                                        (SD.) MISS R. CHEUNG
                                                    ---------------------------
                                                     for Registrar of Companies
                                                             Hong Kong

                                                              Company No. 69030

                      THE COMPANIES ORDINANCE (Chapter 32)

                            -----------------------

                           COMPANY LIMITED BY SHARES

                            -----------------------

                               SPECIAL RESOLUTION
                                       OF
                       PACIFIC CENTURY CYBERWORKS LIMITED

                            -----------------------

                           Passed on 5 December 2000

                            -----------------------

At the Extraordinary General Meeting of the Company duly convened and held in the Conference Room, 14th Floor, Hongkong Telecom Tower, TaiKoo Place, 979 King's Road, Quarry Bay, Hong Kong on Tuesday, 5 December 2000 at 11:00 a.m., the following was duly passed as a Special Resolution:-

                               SPECIAL RESOLUTION

"THAT, subject to the approval of the Registrar of Companies in Hong Kong, the name of the Company be changed to "Pacific Century CyberWorks Limited" with effect from the date of issue of the relevant certificate of incorporation on change of name."


                                                     (SD.) LI TZAR KAI, RICHARD
                                                    ---------------------------
                                                        Li Tzar Kai, Richard
                                                              Chairman

                                                              Company No. 69030

                       PACIFIC CENTURY CYBERWORKS LIMITED
               (Incorporated in Hong Kong with limited liability)


                              ORDINARY RESOLUTION


                      Passed on the 22nd day of June 2000


At an Extraordinary General Meeting of the Company duly convened and held at Chater Rooms III & IV, Basement I, The Ritz-Carlton, 3 Connaught Road Central, Hong Kong on Thursday, 22 June 2000 at 12:00 noon, the following resolution was duly passed as Ordinary Resolution:

     "THAT

     (a) the acquisition of the entire issued share capital of Cable & Wireless HKT Limited ("HKT") to be effected by means of a scheme of arrangement under Section 166 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) on and subject to the terms set out in the scheme of arrangement (the "Scheme") in the form of the print which has been produced to this Meeting and signed by the Chairman for the purposes of identification, with any modification thereof or addition thereto or condition as may be approved by the High Court of the Hong Kong Special Administrative Region of the People's Republic of China (the "Court"), and all actions of the Company necessary to give effect thereto, be and they are hereby approved; and

     (b) conditional upon the Scheme becoming effective in accordance with its terms by delivery to and registration by, the Registrar of Companies in Hong Kong, of an office copy of the Order of the Court sanctioning the Scheme together with the minute containing the particulars required by Section 61 of the Companies Ordinance, the allotment and issue by the Company of not more than 13,410,000,000 ordinary shares of HK$0.05 in the capital of the Company to those persons so entitled pursuant to the Scheme be and it is hereby approved;

     AND THAT the Directors of the Company be and they are hereby authorised to implement the matters referred to in the preceding paragraphs (a) and (b) of this resolution and to do all such acts and things as may be necessary or desirable for and on behalf of the Company to give effect thereto."


                                                         (SD.) YUEN TIN FAN
                                                    ---------------------------
                                                            Yuen Tin Fan
                                                       Chairman of the Meeting

                                                                      No. 69030

                                   [CR LOGO]

                              COMPANIES ORDINANCE
                                  (CHAPTER 32)

                          CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME



                             I hereby certify that


                            TRICOM HOLDINGS LIMITED


having by special resolution changed its name, is now incorporated under the name of


                       Pacific Century CyberWorks Limited


Issued by the undersigned on 13 August 1999.


                                                        (SD.) MISS R. CHEUNG
                                                    ---------------------------
                                                     for Registrar of Companies
                                                              Hong Kong

                                                              Company No. 69030

                      THE COMPANIES ORDINANCE (CHAPTER 32)


                               SPECIAL RESOLUTION
                                       OF
                            TRICOM HOLDINGS LIMITED

                            -----------------------

                            Passed on 29th day of July 1999
                            -----------------------

I, being the Secretary of the abovenamed Company, hereby certified that at an Extraordinary General Meeting of the abovenamed Company held on 29th July, 1999, the following resolution was duly passed as a Special Resolution:

"THAT

the name of the Company be changed to:

                       Pacific Century CyberWorks Limited


                                                      (SD.) CHU MEE LAI, HELEN
                                                    ---------------------------
                                                              SECRETARY
                                                       Dated: 6th August, 1999

                                                              Company No. 69030

                            TRICOM HOLDINGS LIMITED
               (Incorporated in Hong Kong with limited liability)

                              ORDINARY RESOLUTIONS

                        Passed on 29th day of July 1999

At an Extraordinary General Meeting of the Company duly convened and held at Coral Room II, 3rd Floor, Furama Hotel Hong Kong, 1 Connaught Road, Central, Hong Kong on Thursday, the 29th day of July, 1999 at 10:00 a.m., the following resolutions were duly passed as Ordinary Resolutions:-

1    "THAT:

     (a) the Placing (as defined and described in the listing document (the "Listing Document") dated 7th July, 1999 and despatched to shareholders of the Company, a copy of which has been produced to this meeting marked "A" and signed by the chairman of the meeting for the purpose of identification) pursuant to the Placing Underwriting Agreement and the Placing Underwriting Supplemental Agreement (both as defined and described in the Listing Document), copies of which have been produced to this meeting marked "B" and "C" respectively and signed by the chairman of the meeting for the purposes of identification, be and is hereby approved;

     (b) the Acquisition (as defined and described in the Listing Document) pursuant to the Acquisition Agreement and the Acquisition Supplemental Agreement (both also as defined and described in the Listing Document), copies of which have been produced to this meeting marked "D" and "E" respectively and signed by the chairman of the meeting for the purpose of identification, be and is hereby approved;

     (c) the three two-year rental guarantees given by Pacific Century Regional Developments Limited ("PCRD"), being a company incorporated in Singapore with limited liability, relating to Tower A, Tower B and the 6-storey commercial podium of the Pacific Century Place under the Acquisition detailed in the Acquisition Agreement as amended by the Acquisition Supplemental Agreement, which in aggregate amount to not less than US$24,538,370 per annum and if fulfilled by PCRD, will constitute a connected transaction for the Company under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "Listing Rules") and will require approval by the Company's shareholders, be and is hereby approved; and

     (d) the directors of the Company from time to time (the "Directors") be and are hereby authorised to take all steps necessary or expedient in their opinion to implement and/or give effect to the Placing, the terms of the Placing Underwriting Agreement and the Placing Underwriting Supplemental Agreement and to the Acquisition, the terms of the Acquisition Agreement and the Acquisition Supplemental Agreement, including (without limitation) the allotment and issue of the Placing Shares (also as defined in the Listing Document) and the Consideration Shares (also as defined in the Listing Document), the issue of the Convertible Bonds (as defined in the Listing Document) and the allotment and issue of Consolidated Shares (as defined in the Listing Document) pursuant to the exercise of the subscription right attaching to the Convertible Bonds, credited as fully paid, to (i) PCRD (as defined in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed) and (ii) Pacific Century Group Holdings Limited ("PCG"), being a company incorporated in the British Virgin Islands with limited liability and the controlling shareholder of PCRD (or their respective nominees) in accordance with the terms and provisions of the Acquisition Agreement and the Acquisition Supplemental Agreement.

2. "THAT subject to the passing of Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed, the authorised share capital of the Company be and is hereby increased from HK$30,000,000 to HK$1,600,000,000 by the creation of 157,000,000,000 new shares of HK$0.0l each."

3. "THAT subject to the passing of Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed, the waiver pursuant to Note 1 of the Notes on dispensations from Rule 26 of the Hong Kong Code on Takeovers and Mergers waiving any obligation on the part of PCRD and PCG (both as defined in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed) and parties acting in concert with either of them to make a mandatory general offer for all the shares in the capital of the Company which would otherwise arise as a result of the allotment and issue of the Consideration Shares (as defined in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed) to PCRD and PCG (both as defined in the Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed), pursuant to the Acquisition referred to in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed, be and is hereby approved.

4. "THAT subject to the passing of Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed, the Disposals (as defined and described in the Listing Document referred to in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed) pursuant to the Asset Disposal Agreement, the Asset Disposal Supplemental Agreement, the Indebtedness Disposal Agreement and the Indebtedness Disposal Supplemental Agreement (each as defined and described in the Listing Document), copies of which have been produced to this meeting marked "F", "G", "H" and "I" respectively, and the Special Deal Consent (as defined in the Listing Document), be and are hereby approved."

5. "THAT subject to the passing of Ordinary Resolutions no. 1 to no. 4 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed,

     (a) the Company's issued and unissued shares of HK$0.01 each be consolidated on the basis of every five issued shares being consolidated into one Consolidated Share (as defined in the Listing Document referred to in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed) and every five unissued share being consolidated into one Consolidated Share (as defined in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed);

     (b) all of the Consolidated Shares (as defined in the Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed) shall rank pari passu in all respects and have the rights and privileges and be subject to the restrictions contained in the articles of association of the Company;

     (c) any fractional entitlements to Consolidated Shares shall be aggregated and sold for the benefit of the Company by a person appointed by the Directors; and

     (d) the Directors be authorised generally to do all things necessary or expedient in their opinion to effect and implement any of the foregoing.

6.   "THAT

     (a)  subject to:

          (i) the passing of Ordinary Resolutions no. 1 to no. 5 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed; and

          (ii) paragraphs (b) and (c) of this Resolution, the Directors be and are hereby granted an unconditional general mandate to allot, issue and deal with additional shares in the capital of the Company and to allot, issue or grant securities convertible into such shares, or options, warrants or similar rights to subscribe for any shares in the Company or such convertible securities and to make or grant offers, agreements and options in respect thereof;

     (b) such mandate shall not extend beyond the Relevant Period save that the Directors may during the Relevant Period make or grant offers, agreements and options which might require the exercise of such power after the end of the Relevant Period;

     (c) "THAT the aggregate nominal amount of share capital allotted or agreed conditionally or unconditionally to be allotted (whether pursuant to an option or otherwise) by the Directors pursuant to paragraph (a) above, otherwise than pursuant to:

          (i)  a rights issue;

          (ii) the exercise of rights of subscription or conversion under the terms of any warrants issued by the Company or any securities which are convertible into shares of the Company;

          (iii) the exercise of the subscription rights under any option scheme or similar arrangement for the time being adopted for the grant or issue to officers and/or employees of the Company and/or any of its subsidiaries of shares or rights to acquire shares of the Company; or

          (iv) any scrip dividend or similar arrangement providing for the allotment of shares in lieu of the whole or part of a dividend on shares of the Company in accordance with the articles of association of the Company, shall not exceed 20% of the aggregate nominal amount of the share capital of the Company in issue immediately following the issue and allotment of the Placing Shares and the Consideration Shares (each as defined in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed);

     (d)  for the purpose of this Resolution:

          "Relevant Period" means the period from the passing of this Resolution up to:

          (i) the conclusion of the next Annual General Meeting of the Company;

          (ii) the expiration of the period within which the next Annual General Meeting of the Company is required by any applicable law or the articles of association of the Company to be held; and

          (iii) the revocation or variation of the authority given under this Resolution by an ordinary resolution of the shareholders of the Company in general meeting,

          whichever is the earliest; and

          "rights issue" means an offer of shares open for a period fixed by the Directors to holders of shares on the register on a fixed record date in proportion to their then holdings of such shares (subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory outside Hong Kong); and

     (e) the general mandate granted to the Directors to exercise the powers of the Company to allot, issue and otherwise deal with additional shares and other securities of the Company pursuant to the ordinary resolution passed by the shareholders of the Company at the Annual General Meeting held on 25th June, 1999 be and is hereby revoked".

7.   "THAT

     (a)  subject to:

          (i) the passing of Ordinary Resolutions no. 1 to no. 6 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed; and

          (ii) paragraph (b) of this Resolution,

          the Directors be and are hereby granted an unconditional general mandate to repurchase on The Stock Exchange of Hong Kong Limited ("Stock Exchange"), or any other stock exchange on which the securities of the Company may be listed and recognised by the Securities and Futures Commission of Hong Kong and the Stock Exchange for this purpose, securities in the Company and that the exercise by the Directors of all powers of the Company to repurchase such securities, subject to and in accordance with all applicable laws and the requirements of the Listing Rules or of any other stock exchange as amended from time to time, be and is hereby generally and unconditionally approved;

     (b) the aggregate nominal amount of shares of the Company which may be repurchased by the Company pursuant to the approval in paragraph (a) above during the Relevant Period shall not exceed 10% of the aggregate nominal amount of the share capital of the Company in issue immediately following the issue and allotment of the Consideration Shares and the Placing Shares (each as defined in Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed);

     (c)  for the purpose of this Resolution:

          "Relevant Period" means the period from the passing of this Resolution up to:

          (i) the conclusion of the next Annual General Meeting of the Company;

          (ii) the expiration of the period within which the next Annual General Meeting of the Company is required by any applicable law or the articles of association of the Company to be held; and

          (iii) the revocation or variation of the authority given under this Resolution by an ordinary resolution of the shareholders of the Company in general meeting,

          whichever is the earliest; and

     (d) the general mandate granted to the Directors to exercise the powers of the Company to repurchase securities of the Company pursuant to the ordinary resolution passed by the shareholders at the Annual General Meeting held on 25th June, 1999 be and is hereby revoked".

8. "THAT subject to the passing of Ordinary Resolution no. 7 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed, the aggregate nominal amount of share capital of the Company that may be allotted or agreed conditionally or unconditionally to be allotted by the Directors pursuant to and in accordance with the mandate granted under Ordinary Resolution no. 6 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed be and is hereby increased and extended by the addition of the aggregate nominal amount of the shares in the capital of the Company which may be repurchased by the Company pursuant to and in accordance with the mandate granted under Ordinary Resolution no. 7 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed, provided that such amount shall not exceed 10% of the aggregate nominal amount of the share capital of the Company in issue immediately following the issue and allotment of the Consideration Shares and the Placing Shares (each as defined in the Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed).

9.   "THAT subject to:-

     (a) the passing of Ordinary Resolution no. 1 set out in the notice convening the Extraordinary General Meeting at which this Resolution is proposed and;

     (b)  the approval of the Stock Exchange,

     the employee share option scheme of the Company adopted on 20th September, 1994 and amended on 22nd December, 1995 be and is hereby amended as follows:-

     - by deleting the words "the period commencing twelve months of the Commencement Date" in the definition of "Option Period" in the employee share option scheme and replacing them with "the period commencing on the Commencement Date";

     - by deleting the entire existing sub-paragraph (i) from paragraph 6(C) thereof and re-numbering the existing sub-paragraph 6(C)(ii) as 6(C)(i);

     -    by re-numbering the existing paragraph 6(C)(iii) as paragraph
          6(C)(ii);

     -    by re-numbering the existing paragraph 6(C)(iv) as paragraph
          6(C)(iii);

     - by amending every reference to paragraph 6(C)(ii) to paragraph 6(C)(i), amending every reference to paragraph 6(C)(iii) to 6(C)(ii) and amending every reference to paragraph 6(C)(iv) to 6(C)(iii).

                                                    (SD.) MA WAI MAN, CATHERINE
                                                    ---------------------------
                                                              CHAIRMAN

                            TRICOM HOLDINGS LIMITED
               (Incorporated in Hong Kong with limited liability)


                              ORDINARY RESOLUTION

                            -----------------------

                         Passed on the 29th June, 1998

                            -----------------------

At an Extraordinary General Meeting of the Company duly convened and held at Coral Room II, 3rd Floor, Furama Hotel, One Connaught Road Central, Hong Kong, on Monday, 29th June, 1998 at 9:45 a.m., the following resolution was duly passed as an Ordinary Resolution:-

"THAT subject to and conditional upon the Listing Committee of The Stock Exchange of Hong Kong Limited granting the listing of, and permission to deal in, the shares of the Company in their subdivided form, every share of HK$0.10 each in the issued and unissued share capital of the Company be and is hereby subdivided into ten shares of HK$0.01 each with effect from 30th June, 1998."


                                                    (SD.) SUM MUN KID FREDERICK
                                                    ---------------------------
                                                      Chairman of the Meeting

-------------------------------------------------------------------------------

                                   MEMORANDUM
        (Incorporating all changes made on or before 7th January, 2003)


                                      AND



                            ARTICLES OF ASSOCIATION
  (As adopted by Special Resolution passed on 20th September, 1994 and amended by Special Resolutions passed on 7th January, 2003 and 19th May, 2004)


                                       OF



                                  PCCW LIMITED

                      ------------------------------------


                    Incorporated the 24th day of April, 1979



-------------------------------------------------------------------------------

                      THE COMPANIES ORDINANCE (Chapter 32)

                      ------------------------------------

                           Company Limited by Shares

                      ------------------------------------

                           MEMORANDUM OF ASSOCIATION
        (Incorporating all changes made on or before 7th January, 2003)

                                       OF

                                  PCCW LIMITED


     First: - The name of the Company is "PCCW LIMITED" (as amended by Special Resolutions dated 4th September, 1982, 1st April, 1989, 30th December, 1991, 29th July, 1999, 5th December, 2000 and 31st July, 2002).

     Second: - The Registered Office of the Company will be situate in the Colony of Hong Kong.

     Third: - The objects for which the Company is established are:-

     (a) To carry on the business of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled by the Company.

     (b) To manufacture, buy, sell, repair, alter and otherwise deal in all kinds of telephones, dialphones, cordless phones, all kinds of telecommunication equipment, and all other electrical, electronic and other contrivances for transmitting messages by any means; and computers microprocessors, audio and video tapes recordings and tapes, radios, movie cameras, magnetic tapes and any other electronic equipment, hardwares and accessories of all kinds and to develop, purchase, lease, sell or otherwise deal in systems, programmes and equipment of any kind for use in connection with data processing, information, storage retrieval, analysis and computer services. To carry on the business of an Investment and Holding Company and to undertake and to transact all kinds of investment and agency business. (As amended by Special Resolution dated 12th July, 1985)

     (c) To take, or acquire by subscription, purchase or otherwise, and accept, take, hold and sell shares, stocks, debentures or debenture stocks or any interest whatsoever in any company, or undertaking irrespective of whether the objects of which shall be similar to those of this Company or not.

     (d) To hold in trust as trustees or nominees of any person or persons, company, corporation, or any charitable or other institution in any part of the world and whether incorporated or not and to manage, deal with and turn to account, any real and personal property of any kind, and in particular, shares, stocks, debentures, debenture stock, notes, securities, options, policies, book debts, claims and choses-in-action, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in any real or personal property, and any claims against such property or against any person, firm or corporation.

     (e) To carry on business as capitalists, financiers, concessionaires, and general merchants, and to undertake and carry on and execute all kinds of financial and commercial trading and other operations, and to advance, deposit, or lend money, securities, and property to and with such persons and on such terms as may seem expedient, to discount, buy, sell and deal in currencies, bills, notes, warrants, coupons, and other negotiable or transferable securities or documents.

     (f) To lend money to such persons or companies and on such terms as may seem expedient, and in particular to customers and others having dealings with the Company, and to guarantee the performance of contracts by any such persons or companies, and/or to advance and lend money on the security of land, buildings, hereditaments and premises of any tenure or description, shares, securities, merchandise and other property upon such terms as may be arranged, and in particular so that any loan including interest thereon may by made repayable by monthly or quarterly instalments or otherwise.

     (g) To give guarantees or indemnities (except fire and marine insurance indemnities) or provide security for any purpose whatsoever, with or without the Company's receiving any consideration or advantage therefor, and whether jointly or jointly and severally with any other person, firm or company, and in particular (without prejudice to the generality of the foregoing) to guarantee, give indemnities for, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any contract, obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

     (h) To receive valuables or money on deposit with or without allowance of interest thereon.

     (i) To act as agents for the investment, loan, payment, transmission, and collection of money, and for the purchase, sale, improvement, development and management of property including business concerns and undertakings, and generally to transact and undertake all kinds of agency business, whether in respect of commercial, or financial matters, and to guarantee and become liable for the payment of money or for the performance of any obligations, and to transact all kinds of agency business, either gratuitously or otherwise.

     (j) To undertake and execute any trusts, the undertaking whereof may seem desirable, and also to undertake the office of executor, administrator, treasurer or registrar, and to keep for any company, government, authority or body, any register relating to any stocks, funds, shares or securities, or to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

     (k) To borrow or raise or secure the payment of money in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement incurred or to be entered into by the Company in any way/and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the Company's property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

     (l) To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether jointly with any other person, firm or company and/or severally and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by both such methods; and in particular but without limiting the generality of the foregoing, to guarantee, support or secure whether jointly with any other person, firm or company and/on severally and whether by personal covenant or by any such mortgage, charge or lien or by both such methods the performance of all or any of the obligations (including the repayment or payment of the principal and premium of and interest on any securities) of any company which is for the time being the Company's holding company (as such term is defined and used in the Companies Ordinance) or another subsidiary (as defined by the said Ordinance) of any such holding company.

     (m) To carry on in any part of the world all or any of the businesses of importers, exporters, general traders, commission agents, indent agents, forwarding agents, gem merchants, jewellers, goldsmiths, silversmiths, watch and clock makers, electro-platers, dressing-bag makers, carriers, tourist agents and contractors, warehousemen, tobacco and cigar merchants, agents for theatrical and opera box office, advertising contractors and agents, and holders of exhibition, and to buy, sell, import, export, manufacture, manipulate, turn to account and prepare for market, and deal in goods, wares, materials provisions, produce, merchandise, commodities, substances, articles and chattels of all kinds, both wholesale and retail, and to transact every kind of agency business and to undertake the business of manufacturers' representatives.

     (n) To carry on the business of hotel, restaurant, cafe, tavern, beerhouse, refreshment room, billiard room, pin-ball room, automatic machine games centres, boarding house and lodging house keepers, shop-keepers, shop-owners, house-owners, publicans, licensed victualler, wine, beer and spirit merchants, brewers, maltsters, distillers, importers and manufacturers of and dealers in aerated, mineral and artificial waters and other drinks, tourism, money changer, caterers for public amusements generally, proprietors of motor and other vehicles, garage proprietors, bakers and manufacturers of and dealers in bread, pastry, flour, biscuits and farinaceous compounds and materials of every description, confectioners, butchers, milk sellers, butter sellers, grocers, poulterers and green-grocers, hair-dressers, perfumers, chemists, dressing rooms, grounds and places of amusement, recreation, sport, entertainment and instruction of all kinds, tobacco and cigar merchants, agents for railway, shipping and airlines companies entrepreneurs and general agents, and rental collectors and agent for land and establishment and other business which may now and at any future times be conveniently carried on in connection therewith.

     (o) To carry on all or any of the businesses of ship-owners, shipbrokers, insurance brokers, shipping agents, managers of shipping property, freight contractors, carriers by lands, water and air, barge owners, lightermen, forwarding agents, ice merchants, refrigerating storekeepers, warehousemen, wharfingers, godownkeepers, commission agents and general traders.

     (p) To acquire by purchase, lease, exchange, or otherwise, land, buildings, hereditaments and premise of any tenure or description and any estate or interest therein, and any rights over or connected with such land, buildings, hereditaments and premises, and to develop and turn the same to account as may seem expedient.

     (q) To develop and turn to account any land acquired by the Company or in which it is interested, and in particular by laying out and preparing the same for building purposes, erecting, constructing altering, pulling down, demolishing, decorating, maintaining, keeping in repair, fitting up and improving any buildings and by paving, draining, letting on building lease or building agreement, and by advancing money to and entering into contracts and agreements of all kinds with developers, and investment companies, land mortgage companies, building estate companies, bankers, financiers, builders, owners, tenants and others.

     (r) To manage, maintain, improve and develop all or any part of the property, land, building or buildings of the Company and to operate or use in conjunction or co-ownership with others, lease, mortgage, underlet, exchange, surrender, sell, turn to account or otherwise deal with and dispose of the same or any part or parts thereof or interest thereon, for such consideration and on such terms and conditions as the Company may think fit, and, in particular, for shares, debentures or securities of any company purchasing or acquiring any interest in the same.

     (s) For any of the purposes herein to apply to any Court of Tribunal or other appropriate authority for an order to exclude any building, hereditament or premises from the further applications of the Landlord and Tenant Ordinance or any legislation in substitution therefor or in amendment thereto.

     (t) To manage land, buildings, and other property whether belonging to the Company or not, and to collect rents and income and to supply tenants and occupiers and others with such conveniences and advantages as may seem expedient and generally to undertake the business of and act as land and estate agents.

     (u) To carry on the business of builders and building contractors, marine, civil engineering, piling and foundation contractors and dealers in and suppliers of building materials of all descriptions and kinds.

     (v) To build, establish, maintain, operate, own and carry on the business of factories of all kinds.

     (w) To establish, construct, improve, maintain, develop, manage, work, control, carry out, and superintend bonded warehouses, warehouses, godowns, stores, shops, offices, flats, houses, buildings, and other works and conveniences of all kinds which may seem calculated directly or indirectly to advance the Company's interests or conducive to the objects of the Company, and to contribute or otherwise assist or take part in the construction, maintenance, development, management, carrying out, working, control and superintendence thereof.

     (x) To finance and take part in the flotation and registration of any company or corporation and the placing of its capital or securities or other issues and in particular but so as not to limit the generality of the foregoing to promote or join in the promotion of any subsidiary or other company having objects wholly or in part similar to those of this Company, or whose objects shall include the acquisition and the taking over of all or any of the assets and liabilities of or shall be in any manner calculated to advance directly or indirectly the objects or interests of the Company and to subscribe for, acquire and hold shares, stocks or securities of, and guarantee the payment of any securities issued by any such company.

     (y) To act as directors, general managers, managers, or secretaries of any firm, company or corporation.

     (z) To manage, supervise or control the business, property or operation of any person, firm, company, institution, organisation or body of persons and for any such purpose to appoint and remunerate lawyers, accountants, or other advisers or agents.

     (aa) To sell, mortgage, charge, lease or let, accept surrender of, divide, or make partition of, exchange, surrender to any government or authorities supreme, municipal, local or otherwise, or to any other person or persons, or to grant rights of way over all or any of the lands, hereditaments and premises of the Company or any part or part thereof respectively.

     (bb) To purchase or otherwise acquire any interests in any patents, brevets d' invention, licences, concessions, and the like conferring and exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company and to use, exercise, develop, grant licences in respect of, or otherwise to turn to account any such patents, brevets d'invention, licences, concessions, and the like and information aforesaid.

     (cc) To carry on any other businesses whatsoever, and in particular but so as not to limit the generality of the foregoing such other business or businesses as may seem to the Company capable of being conveniently carried on in connection with the business of the Company, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's properties or rights.

     (dd) To acquire, and undertake the whole or any part of the business, property, and liabilities of any person, firm or company carrying on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of this Company.

     (ee) To enter into partnership or into any arrangement for sharing profits, union of interests, cooperation, joint venture, reciprocal concession, or otherwise, with any person or company carrying on or engaged in, or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company. And to lend money to, guarantee the contracts of, or otherwise assist, any such person or company, and to take or otherwise acquire shares and securities of any such company and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

     (ff) To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise that may seem conducive to the Company's objects, or any of them, and to obtain from any such government or authority, any rights, privileges, and concessions which the Company may think it desirable to obtain, and to carry out, exercise, and comply with any such arrangements, rights, privileges and concessions.

     (gg) To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or ex-employees dependants or connections of such persons, and to grant pensions and allowances, and to make payments towards insurance, and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general or useful objects.

     (hh) To promote any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

     (ii) To purchase, sell, exchange, surrender, lease, mortgage, charge, convert, or otherwise deal in property and rights of all kinds, and in particular mortgages, produce, stock-in-trade, plant, machinery, concessions, options, contracts, trade marks, patents, inventions, annuities, licences, copyrights, book debts, claims, privileges and choses in action of all kinds.

     (jj) To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital, or any debentures, debenture stock, or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.

     (kk) To draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

     (ll) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit to accept, and in particular for shares, debentures or securities of any other company having object altogether or in part similar to those of this Company.

     (mm) To pay for all or any part of the property, rights or interest of any kind purchased or acquired by the Company either in shares or in cash or partly in shares or partly in cash, or in any other manner.

     (nn) To issue and allot fully or partly paid shares in the capital of the Company in payment or part payment of any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company.

     (oo) To obtain all powers and authorities necessary for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings, or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

     (pp) To procure the Company to be registered or recognized in any country or place outside Hong Kong.

     (qq) To establish branches, agencies and/or local boards in any place in Hong Kong and elsewhere abroad as the Company may from time to time think fit and the same to regulate, direct and discontinue, dispose of, or otherwise deal with as may seem expedient.

     (rr) To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary, including therein the cost of advertising, commission for underwriting, brokerage, printing and stationery and expenses attendant upon the formation of agencies or local boards.

     (ss) To amalgamate with any other company having objects altogether or in part similar to those of this Company.

     (tt) To distribute in specie or otherwise as may be resolved any property or assets of the Company among its members and particularly the shares, debentures or other securities of any other company formed to take over the whole or any part of the assets or liabilities of this Company.

     (uu) To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account, or otherwise deal with, all or any part of the property and rights of the Company.

     (vv) To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, and to subscribe to any association or fund for any such purposes.

     (ww) To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees, or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with other or others.

     (xx) To do all such other things as are incidental or conducive to the attainment of the above objects or any of them.

          And it is hereby declared that the word "company" in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and wheresoever domiciled, and the intention is that the objects specified in each paragraph of this clause shall be regarded as independent objects and shall except where otherwise expressed in such paragraph, be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or name of the Company.

     Fourth: - The liability of the members of the Company is limited.

     Fifth: - The capital of the Company is 14,250,000 Hong Kong Currency, divided into 14,250,000 shares of $1.00 each. (As amended by ordinary resolutions dated 2nd May, 1985, 5th December, 1985, 23rd April, 1987, 23rd May, 1987 and 9th May, 1988)

     Notes

     (1) The authorised share capital of the Company was increased to HK$17,000,000 divided into 17,000,000 ordinary shares of HK$1.00 each pursuant to an ordinary resolution passed on 30th December, 1991.

     (2) The authorised share capital of the Company was increased to HK$22,000,000 divided into 22,000,000 ordinary shares of HK1.00 each pursuant to an ordinary resolution passed on 8th October, 1992.

     (3)  Pursuant to the ordinary resolutions passed on 20th September, 1994:

          (a) every ordinary share of HK$1.00 each in the issued and unissued share capital of the Company was subdivided into ten ordinary shares of HK$0.10 each; and

          (b) the authorised share capital of the Company was increased to HK$30,000,000 divided into 300,000,000 ordinary shares of HK$0.10 each.

     (4) Pursuant to an ordinary resolution passed on 29th June, 1998, every ordinary share of HK$0.10 each in the issued and unissued share capital of the Company was subdivided into ten ordinary shares of HK$0.01 each effective 30th June, 1998.

     (5)  Pursuant to the ordinary resolutions passed on 29th July, 1999:

          (a) the authorised share capital of the Company was increased to HK$1,600,000,000 divided into 160,000,000,000 ordinary shares of HK$0.01 each; and

          (b) every five ordinary shares of HK$0.01 each in the issued and unissued share capital of the Company were consolidated into one ordinary share of HK$0.05 each effective 3rd August, 1999.

     (6) Pursuant to an ordinary resolution passed on 7th January, 2003, every five ordinary shares of HK$0.05 each in the issued and unissued share capital of the Company were consolidated into one ordinary share of HK$0.25 effective 8th January, 2003 such that the authorised share capital of the Company on 8th January, 2003 was HK$1,600,000,000 divided into 6,400,000,000 ordinary shares of HK$0.25 each.

     Sixth: - The capital of the Company may be increased, and any of the original shares and any new shares, from time to time to be created, may, from time to time, be divided into such classes with such preferential, deferred, or special rights, privileges or conditions and other special incidents as may be prescribed or in accordance with the Articles of Association and Regulations of the Company for the time being or otherwise.

     Dividends may be paid in cash or by the distributions of specific assets or otherwise as provided by the Articles of Association of the Company and/or Regulations of the Company for the time being or otherwise.

     We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-

-------------------------------------------------------------------------------
Name, Addresses and Descriptions of Subscribers          Number of Shares
                                                       taken by each Subscriber
-------------------------------------------------------------------------------
(SD.) Chong Yet Sing                                             One
  25, Braemar Hill Road,
  Flat 9A,
  Hong Kong.
   Merchant
-------------------------------------------------------------------------------
(SD.) James Kin Chung                                            One
  25, Braemar Hill Road,
  Flat 9A,
  Hong Kong.
   Merchant
-------------------------------------------------------------------------------
Total Number of Shares Taken.....                                Two
-------------------------------------------------------------------------------

Dated the 7th day of April, 1979.

WITNESS to the above signatures:





                                                     (SD.) PATSY KO
                                                        Secretary
                                          904 China Underwriters Life Building,
                                              51-57 Des Voeux Road, Central,
                                                        Hong Kong.

                      THE COMPANIES ORDINANCE (CHAPTER 32)

                        -------------------------------

                           Company Limited by Shares

                        -------------------------------

                            ARTICLES OF ASSOCIATION

  (As adopted by Special Resolution passed on 20th September, 1994 and amended by Special Resolutions passed on 7th January, 2003 and 19th May, 2004)

                                       OF

                                  PCCW LIMITED

                                    TABLE A

1.   The regulations contained in Table A in the First Schedule to the          Other
     Companies Ordinance shall not apply the Company.                           regulations
                                                                                excluded.

                                 INTERPRETATION

2.   The marginal notes to these Articles shall not be deemed to be part of     Interpretation.
     these Articles and shall not affect their interpretation and in the interpretation of these Articles, unless there be something in the subject or context inconsistent therewith:-

     "Annual Report" shall include a consolidated profit and loss account       Annual Report.
     for the period, in the case of the first account, since the incorporation of the Company and, in any other case, since the preceding account, together with a consolidated balance sheet as at the date to which the consolidated profit and loss account is made up and a Directors' report with respect to the consolidated profit or loss of the Company for the period covered by the profit and loss account and the state of the Company's affairs as at the end of such period, and an Auditors' report on such accounts prepared pursuant to
     Article 158;

     "these Articles" or "these presents" shall mean these Articles of          these Articles.
     Association in their present form and all supplementary, amended or        these presents.
     substituted articles for the time being in force;

     "associate" has the meaning ascribed to it in the Listing Rules;           associate.

     "Auditors" shall mean the persons for the time being performing the        Auditors.
     duties of that office;

     "the Board" or "the Directors" shall mean the Directors from time to       the Board.
     time of the Company or (as the context may require) the majority of        the
     Directors present and voting at a meeting of the Directors;                Director.

     "call" shall include any instalment of a call;                             call.

     "capital" shall mean the share capital from time to time of the            capital.
     Company;

     "the Chairman" shall mean the Chairman presiding at any meeting of         the Chairman.
     members or of the Board;

     "the Company" or "this Company" shall mean the abovenamed Company;         the Company.

     "the Companies Ordinance" or "the Ordinance" shall mean the Companies      the Companies
     Ordinance (Chapter 32 of the laws of Hong Kong) and any amendments         Ordinance.
     thereto or re-enactment thereof for the time being in force and            the Ordinance.
     includes every other ordinance incorporated therewith or substituted therefor and in the case of any such substitution the references in these Articles to the provisions of the Ordinance shall be read as references to


                                     8


     the provisions substituted therefor in the new Ordinance;

     "Corporate Communication" shall mean any information issued or to be       Corporate
     issued by the Company to its members for their information or action       Communication.
     and shall have the meaning ascribed to it in the Listing Rules and shall include but not be limited to:

     (1)  the Annual Report;

     (2)  the interim report;

     (3)  the summary financial report;

     (4)  notice of meetings;

     (5)  listing documents; and

     (6) any circulars or other documents required by the Listing Rules to be sent to the Company's members.

     "dividend" shall include scrip dividends, distributions in specie or       dividend
     in kind, capital distributions and capitalisation issues, if not inconsistent with the subject or context;

     "dollars" shall mean dollars in the lawful currency of Hong Kong;          dollars.

     "electronic communication" shall mean any Corporate Communication sent     electronic
     by electronic means;                                                       communication.

     "electronic means" shall mean the transmission of any Corporate            electronic
     Communication from the Company in any form through any medium              means.
     (including but not limited to electronic mail or publication on the
     Company's website, or publication on the Company's computer network or publication on the website of The Stock Exchange of Hong Kong Limited or the website of any stock exchange on which any securities of the company are listed and/or permitted to be dealt in);

     "Electronic Signature" shall mean an electronic symbol or process          Electronic
     attached to or logically associated with an electronic communication       Signature.
     and executed or adopted by a person with the intent to sign the electronic communication;

     "Listing Rules" shall mean the Rules Governing the Listing of              Listing
     Securities on The Stock Exchange of Hong Kong Limited as amended from      Rules.
     time to time;

     "month" shall mean a calendar month;                                       month.

     "newspaper" shall mean a newspaper published daily and circulating         newspaper.
     generally in Hong Kong and specified in the list of newspapers issued and published in the Gazette for the purposes of Section 71A of the
     Companies Ordinance by the Secretary for administrative service and information;

     "the register" shall mean the register of members and includes any         the register.
     branch register to be kept pursuant to the provisions of the Companies
     Ordinance;

     "seal" shall mean the common seal from time to time of the Company and     seal.
     includes, unless the context otherwise requires, any official seal that the Company may have as permitted by these Articles and the
     Ordinance;

     "Secretary" shall mean the person for the time being performing the        Secretary.
     duties of that office;

     "share" shall mean share in the capital of the Company and includes        share.
     stock except where a distinction between stock and shares is expressed or implied;

     "shareholders" or "members" shall mean the duly registered holders         shareholders.
     from time to time of the shares in the capital of the Company;             members.

     "summary financial report" shall have the meaning as set out under         summary
     section 2(1) of the Companies Ordinance;                                   financial
                                                                                report.


                                     9


     "writing" or "printing" shall include writing, printing, lithography,      writing.
     photography, typewriting and every other mode of representing words of     printing.
     figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company by electronic means on members or other persons entitled to receive notices hereunder, shall also include a record maintained through an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

     words denoting the singular shall include the plural and words             singular and
     denoting the plural shall include the singular;                            plural.

     words importing any gender shall include every gender; and                 gender.

     words importing person shall include partnerships, firms, companies        person.
     and corporations.                                                          companies.

     Subject as aforesaid, any words or expressions defined in the              Ordinance to
     Ordinance (except any statutory modification thereof not in force when     bear same
     these Articles become binding on the Company) shall, if not                meaning in
     inconsistent with the subject and/or context, bear the same meaning in     Articles.
     these Articles, save that "company" shall where the context permits include any company incorporated in Hong Kong or elsewhere.

     References to any Articles by number are to the particular Article of these Articles.

3.   (a) Without prejudice to any special rights previously conferred on        Issue of shares.
         the holders of existing shares, any share may be issued with such preferred, deferred, or other special rights or privileges, or such restrictions, whether in regard to dividend, voting, return of share capital, or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Board may determine), and any preference share may, with the sanction of a special resolution, be issued on the terms that it is, or at the option of the Company is liable, to be redeemed.

     (b) The Board may issue warrants to subscribe for any class of shares      Warrants.
         or securities of the Company on such terms as it may from time to time determine. Where share warrants are issued to bearer, no new warrant shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed.

4.   If at any time the share capital is divided into different classes of      How rights of
     shares, the rights attached to any class (unless otherwise provided by     shares may be
     the terms of issue of the shares of that class) may be varied with the     modified.
     consent in writing of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these regulations relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be 2 persons at least holding or representing by proxy or by authorised representative one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, that any holder of shares of the class present in person or by proxy or by authorised representative may demand a poll and that at any adjourned meeting of such holders one holder present in person or by proxy or by authorised representative (whatever the number of shares held by him) shall be a quorum.

                       SHARES AND INCREASE OF CAPITAL

5.   The Company may exercise any powers conferred or permitted by the          Company to
     Ordinance or any other ordinance from time to time to acquire its own      finance
     shares or to give directly or indirectly, by means of a loan,              purchase of
     guarantee, the provision of security or otherwise, financial               own shares.
     assistance for the purpose of or in connection with a purchase made or to be made by any person of any shares in the Company and should the
     Company acquire its own shares neither the Company nor the Board shall be required to select the shares to be acquired rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares provided always that any such acquisition or financial assistance shall only be made or given in accordance with any relevant rules or regulations issued by The Stock Exchange of Hong
     Kong Limited or the Securities and Futures Commission from time to time.


                                     10


6.   The Company in general meeting may from time to time, whether all the      Power to
     shares for the time being authorised shall have been issued or all the     increase
     shares for the time being issued shall have been fully paid up or not,     capital.
     by ordinary resolution increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

7.   Without prejudice to any special rights previously conferred on the        Conditions
     holders of existing shares, any new shares shall be issued upon such       on which new
     terms and conditions and with such preferred, deferred, or other           shares to be
     special rights or privileges, or such restrictions, whether in regard      issued.
     to dividend, voting, return of share capital, or otherwise, as the
     Company in the general meeting resolving upon the creation thereof shall determine or, in the absence of any such determination, as the
     Board may determine.

8.   The Company may by ordinary resolution, before the issue of any new        When to be
     shares, determine that the same, or any of them, shall be offered in       offered to
     the first instance, and either at par or at a premium, to all the          existing
     existing holders of any class of shares in proportions as nearly as        members.
     may be to the number of shares of such class held by them
     respectively, or make any other provisions as to the issue and allotment of the new shares, but in default of any such determination, or so far as the same shall not extend, the new shares may be dealt with as if they formed part of the shares in the capital of the
     Company existing prior to the issue of the new shares.

9.   Except so far as otherwise provided by the conditions of issue, or by      New shares
     these Articles, any capital raised by the creation of new shares shall     treated as
     be treated as if it formed part of the original capital of the             forming part
     Company, and such shares shall be subject to the provisions contained      of original
     in these Articles with reference to the payment of calls and               capital.
     instalments, transfer and transmission, forfeiture, lien,
     cancellation, surrender, voting and otherwise.

10.  Subject to the provisions of the Companies Ordinance (and in               Shares at the
     particular Section 57B thereof) and of these Articles relating to new      disposal of
     shares, all unissued shares in the Company shall be at the disposal of     the Board.
     the Board, which may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times, for such consideration and generally on such terms as the Board shall in its absolute discretion think fit, but so that no shares shall be issued at a discount, except in accordance with the provisions of the Companies Ordinance.

11.  The Company may at any time pay a commission not exceeding ten per         Company may
     cent. to any person for subscribing or agreeing to subscribe (whether      pay commission.
     absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but so that if the commission shall be paid or payable out of capital the conditions and requirements of the Ordinance shall be observed and complied with, and the commission shall not exceed ten per cent., in each case, of the price at which the shares are issued.

12.  If any shares in the Company are issued for the purpose of raising         Power to
     money to defray the expenses of the construction of any works or           charge
     buildings, or the provision of any plant which cannot be made              interest to
     profitable for a lengthened period, the Company may pay interest on so     capital.
     much of such share capital as is for the time being paid up for the period and subject to the conditions and restrictions mentioned in the
     Ordinance, may charge the sum so paid by way of interest to capital as part of the cost of construction of the works or buildings, or the provision of plant.

13.  Except as otherwise expressly provided by these Articles or as             Company not to
     required by law or as ordered by a court of competent jurisdiction, no     recognise
     person shall be recognised by the Company as holding any share upon        trusts in
     any trust, and the Company shall not be bound by or be compelled in        respect of
     any way to recognise (even when having notice thereof) any equitable,      shares.
     contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                 REGISTER OF MEMBERS AND SHARE CERTIFICATES

14.  (a) The Board shall cause to be kept a register of members, and there      Share
         shall be entered therein the particulars required under the Companies  register.
         Ordinance.

     (b) Subject to the provisions of the Companies Ordinance, if the           Branch register.
         Board considers it necessary or appropriate, the Company may establish and maintain a branch register of members at such location outside Hong Kong as the Board thinks fit.


                                     11


15.  Every person whose name is entered as a member in the register shall       Share
     be entitled without payment to receive within two months after             certificates.
     allotment or lodgment of a transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or, if he shall so request, in a case where the allotment or transfer is of a number of shares in excess of the number for the time being forming a stock exchange board lot, upon payment, in the case of a transfer, of such amount prescribed by The Stock Exchange of Hong
     Kong Limited or such lesser sum as the Board shall from time to time determine for every share certificate after the first, such number of certificates for shares in stock exchange board lots or multiples thereof as he shall request and one for the balance (if any) of the shares in question, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

16.  Every certificate for shares or warrants or debentures or representing     Share
     any other form of securities of the Company shall be issued under the      certificates
     seal of the Company, which for this purpose may be any official seal       to be
     as permitted by Section 73A of the Ordinance.                              sealed.

17.  Every share certificate hereafter issued shall specify the number and      Particulars
     class of shares in respect of which it is issued and the amount paid       to be
     thereon, and may otherwise be in such form as the Board may from time      specified in
     to time prescribe.                                                         certificate.

18.  (a) The Company shall not be bound to register more than four persons      Joint holders.
         as joint holders of any share.

     (b) If any share shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or other matters connected with the Company, except the transfer of the share.

19.  If a share certificate is defaced, lost or destroyed, it may be            Replacement
     replaced on payment of such fee, if any, not exceeding such amount as      of share
     shall for the time being be prescribed by The Stock Exchange of Hong       certificates.
     Kong Limited and on such terms and conditions, if any, as to publication of notices, evidence and indemnity as the Board thinks fit and in the case of wearing out or defacement, after delivery up of the old certificate. In the case of destruction or loss, the person to whom such replacement certificate is given shall also bear and pay to the Company any exceptional costs and the reasonable out-of-pocket expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of such indemnity.

                                    LIEN

20.  The Company shall have a first and paramount lien on every share (not      Company's lien.
     being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share;
     and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien (if any) on a share
     shall extend to all dividends and bonuses declared in respect thereof.     Lien extends
     The Board may at any time either generally or in any particular case       to dividends
     waive any lien that has arisen, or declare any share to be exempt          and bonuses.
     wholly or partially from the provisions of this Article.

21.  The Company may sell, in such manner as the Board thinks fit, any          Sales of
     shares on which the Company has a lien, but no sale be made unless         shares
     some sum in respect of which the lien exists is presently payable or       subject to
     the liability or engagement in respect of which such lien exists is        lien.
     liable to be presently fulfilled or discharged, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default shall have been given to the holder for the time being of the shares or the person entitled by reason of his death or bankruptcy to the shares.

22.  The net proceeds of such sale after the payment of the costs of such       Application
     sale shall be applied in or towards payment or satisfaction of the         of proceeds
     debt or liability or engagement in respect whereof the lien exists, so     of such
     far as the same is presently payable, and any residue shall (subject       sale.
     to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale, the Board may authorise some person to transfer the


                                     12


     shares sold to the purchaser and may enter the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

                              CALLS ON SHARES

23.  The Board may from time to time make such calls as it may think fit        Calls.
     upon the members in respect of all moneys unpaid on the shares held by them respectively and not by the conditions of allotment thereof made payable at fixed times. A call may be made payable either in one sum or by instalments. The Board may make arrangements on the issue of shares for a difference between the shareholders in the amount of calls to be paid and in the times of payment. The provisions of these
     Articles with respect to calls may in any share incentive scheme for employees approved by the Company be varied with respect to any shares issued pursuant to such scheme.

24.  Fourteen days' notice at least of any call shall be given specifying       Notice of call.
     the time and place of payment and to whom such call shall be paid.

25.  A copy of the notice referred to in Article 24 shall be sent to            Copy of notice
     members in the manner in which notices may be sent to members by the       to be sent to
     Company as herein provided.                                                members.

26.  Every member upon whom a call is made shall pay the amount of every        Every member liable
     call so made on him to the person and at the time or times and place       to pay call at appointed
     or places as the Board shall appoint.                                      time and place.

27.  Notice of the person appointed to receive payment of every call and of     Notice of
     the times and places appointed for payment may be given to the members     call may be
     by notice to be inserted once in The Hongkong Government Gazette and       advertised.
     once at least in both an English language newspaper in English and a
     Chinese language newspaper in Chinese and/or, subject to the Listing
     Rules, in the manner in which notices may be served by the Company as herein provided.

28.  A call shall be deemed to have been made at the time when the              When call deemed
     resolution of the Board authorising such call was passed.                  to have been made.

29.  The joint holders of a share shall be severally as well as jointly         Liability of
     liable for the payment of all calls and instalments due in respect of      joint
     such share or other moneys due in respect thereof.                         holders.

30.  The Board may from time to time and at its absolute discretion extend      Board may
     the time fixed for any call, and may similarly extend such time as to      extend time
     all or any of the members, from whom residence outside Hong Kong or        fixed for
     other cause the Board may deem entitled to any such extension, but no      call.
     member shall be entitled to any such extension except as a matter of grace and favour.

31.  If the sum payable in respect of any call or instalment is not paid on     Interest on
     or before the day appointed for payment thereof, the person or persons     unpaid calls.
     from whom the sum is due shall pay interest for the same at such rate not exceeding twenty per cent. per annum as the Board shall fix from the day appointed for the payment thereof to the time of the actual payment, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

32.  No member shall be entitled to receive any dividend or bonus or to be      Suspension of
     present and vote (save as proxy for another member) at any general         privileges
     meeting either personally or by proxy, to be reckoned in a quorum, or      while call
     to exercise any other privilege as a member until all calls or             unpaid.
     instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

33.  On the trial or hearing of any action or other proceedings for the         Evidence in
     recovery of any money due for any call, it shall be sufficient to          action for
     prove that the name of the member sued is entered in the register as       call.
     the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

34.  Any sum which by the terms of allotment of a share is made payable         Sums payable
     upon allotment, or at any fixed date, whether on account of the            on allotment
     nominal value of the share and/or by way of premium, shall for all         deemed a
     purposes of these Articles be deemed to be a call duly made and            call.
     payable on the date fixed for payment, and in case of


                                     13


     non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and the like, shall apply as if such sums had become payable by virtue of a call duly made and notified.

35.  The Board may, if it thinks fit, receive from any member willing to        Payment of
     advance the same, and either in money or money's worth, all or any         calls in
     part of the money uncalled and unpaid or instalments payable upon any      advance.
     shares held by him and upon all or any of the moneys so advanced the
     Company may pay interest at such rate (if any) not exceeding twenty per cent. per annum as the Board may decide provided that not until a call is made any payment in advance of a call shall not entitled the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the shares or the due portion of the shares upon which payment has been advanced by such member before it is called up. The Board may at any time repay the amount so advanced upon giving to such member not less than one month's notice in writing of their intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

                             TRANSFER OF SHARES

36.  All transfers of shares may be effected by transfer in writing in the      Form of
     usual common form or in such other form as the Board may accept. All       transfer.
     instruments of transfer must be left at the registered office or at such other place as the Board may appoint.

37.  The instrument of transfer of any share shall be executed by or on         Execution
     behalf of the transferor and by or on behalf of the transferee, and        of transfer.
     the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

38.  The Board may, in its absolute discretion, and without assigning any       Board may
     reason, refuse to register a transfer of any share (not being a fully      refuse to
     paid up share) to a person of whom it does not approve or any share        register
     issued under any share incentive scheme for employees upon which a         transfers.
     restriction on transfer imposed thereby still subsists, and it may also refuse to register any transfer of any share to more than four joint holders or any transfer of any share (not being a fully paid up share) on which the Company has a lien.

39.  The Board may also decline to recognise any instrument of transfer         Requirements
     unless:-                                                                   as to transfer.

     (a) a fee of such amount as shall for the time being be prescribed by The Stock Exchange of Hong Kong Limited or such lesser sum as the Board shall from time to time require is paid to the Company for registering any transfer or other document relating to or affecting the title to the shares involved or for otherwise making an entry in the register relating to such shares;

     (b) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

     (c) the instrument of transfer is in respect of only one class of shares;

     (d) the shares concerned are free of any lien in favour of the Company; and

     (e)  the instrument of transfer is properly stamped.

40.  No transfer shall be made to an infant or to a person of unsound mind      No transfer to
     or under other legal disability.                                           an infant, etc.

41.  If the Board shall refuse to register a transfer of any share, it          Notice of
     shall, within two months after the date on which the transfer was          refusal.
     lodged with the Company, send notice of such refusal, as required by
     Section 69 of the Ordinance.

42.  Upon every transfer of shares the certificate held by the transferor       Certificate
     shall be given up to be cancelled, and shall forthwith be cancelled        on transfer.
     accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him. The Company shall also retain the transfer.

43.  The registration of transfers may be suspended and the register closed     When transfer
     at such times and for such periods as                                      books and
                                                                                register may
                                                                                be closed.


                                     14


     the Board may from time to time determine and either generally or in respect of any class of shares, provided always that such registration shall not be suspended or the register closed for more than thirty days in any year or, with the approval of the Company in general meeting, sixty days in any year.

                           TRANSMISSION OF SHARES

44.  In the case of the death of a member, the survivor or survivors where      Death of
     the deceased was a joint holder, and the legal personal                    registered
     representatives of the deceased where he was a sole holder, shall be       holder or
     the only persons recognised by the Company as having any title to his      joint holder
     interest in the shares; but nothing herein contained shall release the     of shares.
     estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

45.  Any person becoming entitled to a share in consequence of the death or     Registration
     bankruptcy of a member may, upon such evidence as to his title being       of personal
     produced as may from time to time be required by the Board, and            representatives
     subject as hereinafter provided elect either to be registered himself      and trustees
     as holder of the share or to have some person nominated by him             in bankruptcy.
     registered as the transferee thereof.

46.  If the person so becoming entitled shall elect to be registered            Notices of
     himself, he shall deliver or send to the Company a notice in writing       election to
     signed by him stating that he so elects. If he shall elect to have his     be registered.
     nominee registered, he shall testify his election by executing to his nominee a transfer of such share. All the limitations, restrictions and provisions of these presents relating to the right to transfer and
     the registration of transfers of shares shall be applicable to any         Registration
     such notice or transfer as aforesaid as if the death or bankruptcy of      of nominee.
     the member had not occurred and the notice or transfer were a transfer executed by such member.

47.  A person becoming entitled to a share by reason of the death or            Retention of
     bankruptcy of the holder shall be entitled to the same dividends and       dividends,
     other advantages to which he would be entitled if he were the              etc., of
     registered holder of the share. However, the Board may, if they think      shares of
     fit, withhold the payment of any dividend payable or other advantages      deceased or
     in respect of such share until such person shall become the registered     bankrupt
     holder of the share or shall have effectually transferred such share,      member.
     but, subject to the requirements of Article 79 being met, such a person may vote at meetings.

                            FORFEITURE OF SHARES

48.  If a member fails to pay any call or instalment of a call on the day       If call or
     appointed for payment thereof, the Board may, at any time thereafter       instalment not
     during such time as any part of the call or instalment remains unpaid,     paid notice
     without prejudice to the provisions of Article 32 hereof, serve a          may be given.
     notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.

49.  The notice shall name a further day (not earlier than the expiration       Form of notice.
     of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

50.  If the requirements of any such notice as aforesaid are not complied       If notice not
     with, any share in respect of which the notice has been given may at       complied with
     any time thereafter, before the payment required by the notice has         shares may be
     been made, be forfeited by a resolution of the Board to that effect.       forfeited.
     Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture. The Board may accept the surrender of any shares liable to be forfeited hereunder and in such cases references in these Articles to forfeiture shall include surrender.

51.  Any share so forfeited shall be deemed to be the property of the           Forfeited
     Company, and may be sold, re-allotted or otherwise disposed of on such     share to
     terms and in such manner as the Board thinks fit and at any time           become
     before a sale or disposal the forfeiture may be cancelled on such          property of
     terms as the Board thinks fit.                                             Company.

52.  A person whose shares have been forfeited shall cease to be a member       Amounts to be paid
     in respect of the forfeited shares, but shall, notwithstanding the         notwithstanding
     forfeiture, remain liable to pay to the Company all moneys which, at       forfeiture.
     the date of forfeiture, were payable by him to the Company in respect of the shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding twenty per cent. per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares, at the date of


                                     15


     forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

53.  A statutory declaration in writing that the declarant is a Director or     Evidence of
     Secretary of the Company, and that a share in the Company has been         forfeiture and
     duly forfeited on a date stated in the declaration, shall be               transfer of
     conclusive evidence of the facts therein stated as against all persons     forfeited
     claiming to be entitled to the share. The Company may receive the          share.
     consideration, if any, given for the share on any sale or disposal thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

54.  When any share shall have been forfeited, notice of the resolution         Notice
     shall be given to the member in whose name it stood immediately prior      after
     to the forfeiture, and an entry of the forfeiture, with the date           forfeiture.
     thereof, shall forthwith be made in the register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry as aforesaid.

55.  Notwithstanding any such forfeiture as aforesaid the Board may at any      Power to buy
     time, before any shares so forfeited shall have been sold, re-allotted     back forfeited
     or otherwise disposed of, permit the shares forfeited to be bought         share.
     back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms
     (if any) as they think fit.

56.  The forfeiture of a share shall not prejudice the right of the Company     Forfeiture not to
     to any call already made or instalment payable thereon.                    prejudice Company's
                                                                                right to call
                                                                                or instalment.

57.  The provisions of these Articles as to forfeiture shall apply in the       Forfeiture for
     case of non-payment of any sum which, by the terms of issue of a           non-payment of
     share, becomes payable at a fixed time, whether on account of the          any sum due on
     nominal value of the share or by way of premium, as if the same had        shares.
     been payable by virtue of a call duly made and notified.

                                   STOCK

58.  The Company may by ordinary resolution convert any paid up shares into     Power to
     stock, and may from time to time by like resolution reconvert any          convert
     stock into paid up shares of any denomination.                             into stock.

59.  The holders of stock may transfer the same or any part thereof in the      Transfer of
     same manner, and subject to the same regulations as and subject to         stock.
     which the shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit, but the Board may from time to time, if it thinks fit, fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

60.  The holders of stock shall, according to the amount of the stock held      Rights of
     by them, have the same rights, privileges and advantages as regards        stockholders.
     dividends, participation in assets on a winding up, voting at meetings, and other matters, as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right, privilege or advantage.

61.  All such of the provisions of these presents as are applicable to paid     Interpretation.
     up shares shall apply to stock, and the words "share" and
     "shareholder" therein shall include "stock" and "stockholder".


                                     16


                           ALTERATION OF CAPITAL

62.  (a) The Company may from time to time by ordinary resolution:-             Consolidation
                                                                                and division
          (i)   consolidate and divide all or any of its share capital into     of capital
                shares of larger or smaller amount than its existing shares;    and
                on any consolidation of fully paid shares into shares of        sub-division
                larger amount, the Board may settle any difficulty which may    and
                arise as it thinks expedient and in particular (but without     cancellation
                prejudice to the generality of the foregoing) may as between    of shares.
                the holders of shares to be consolidated determine which
                particular shares are to be consolidated into each
                consolidated share, and if it shall happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person
                appointed by the Board for that purpose and the person so
                appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be
                questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be
                distributed among the persons who would otherwise be
                entitled to a fraction or fractions of a consolidated share or shares rateable in accordance with their rights and
                interests or may be paid to the Company for the Company's
                benefit;

          (ii) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

          (iii) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Ordinance, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

     (b)  The Company may by special resolution reduce its share capital,       Reduction of
          any capital redemption reserve fund or any share premium account      capital.
          in any manner authorised and subject to any conditions prescribed by law.

                              GENERAL MEETINGS

63.  The Company shall in each year hold a general meeting as its annual        When annual
     general meeting in addition to any other meeting in that year and          general
     shall specify the meeting as such in the notices calling it; and not       meeting to be
     more than fifteen months shall elapse between the date of one annual       held.
     general meeting of the Company and that of the next. The annual general meeting shall be held at such time and place as the Board shall appoint.

64.  All general meetings other than annual general meetings shall be           Extraordinary
     called extraordinary general meetings.                                     general
                                                                                meetings.

65.  The Directors may, whenever they think fit, convene an extraordinary       Convening of
     general meeting, and extraordinary general meetings shall also be          extraordinary
     convened on requisition as provided by the Companies Ordinance, or, in     general
     default, may be convened by the requisitionists.                           meetings.

66.  An annual general meeting and a meeting called for the passing of a        Notices of
     special resolution shall be called by 21 days' notice in writing at        meetings.
     the least, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by 14 days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the
     Company in general meeting, to such persons as are, under these
     Articles, entitled to receive such notices from the Company.

67.  (a)  The accidental omission to give any such notice to, or the            As to
          non-receipt of any such notice by, any person entitled to receive     omission  to
          such notice shall not invalidate any resolution passed or any         give notice.
          proceeding at any such meeting.

     (b) In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.


                                     17


                      PROCEEDINGS AT GENERAL MEETINGS

68.  All business shall be deemed special that is transacted at any             Special
     extraordinary general meeting, and also all business that is               business.
     transacted at an annual general meeting, with the exception of sanctioning dividends, the reading, considering and adopting of the
     Annual Report and other documents required to be annexed to the Annual
     Report, the election of Directors and appointment of Auditors and other officers in the place of those retiring, the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors.

69.  For all purposes the quorum for a general meeting shall be two members     Quorum.
     present in person or by proxy and entitled to vote. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the business.

70.  If within fifteen minutes from the time appointed for the meeting a        When if quorum
     quorum is not present, the meeting, if convened upon the requisition       not present
     of members, shall be dissolved, but in any other case it shall stand       meeting to be
     adjourned to the same day in the next week and at such time and place      dissolved and
     as shall be decided by the Board, and if at such adjourned meeting a       when to be
     quorum is not present within fifteen minutes from the time appointed       adjourned.
     for holding the meeting, the member or members present in person shall be a quorum and may transact the business for which the meeting was called.

71.  The Chairman of the Board shall take the chair at every general            Chairman of
     meeting, or if at any general meeting such Chairman shall not be           general
     present within fifteen minutes after the time appointed for holding        meeting.
     such meeting or is unwilling to act or is absent from Hong Kong or has given notice to the Company of his intention not to attend the meeting, a Deputy Chairman of the Board shall take the chair at such general meeting, or if there be no such Chairman or Deputy Chairman present at the meeting, any Director present shall take the chair at the relevant general meeting, and if no Director be present within fifteen minutes after the time appointed for holding the meeting, or if all Directors present decline to take the chair, then the members present and entitled to vote shall choose one of their own number to be Chairman of that meeting.

72.  The Chairman may, with the consent of any general meeting at which a       Power to
     quorum is present, and shall, if so directed by the meeting, adjourn       adjourn
     the meeting from time to time and from place to place as the meeting       general
     shall determine. Whenever a meeting is adjourned for fourteen days or      meeting.
     more, at least seven clear days' notice, specifying the place, the day
     and the hour of the adjourned meeting shall be given in the same           Business of
     manner as in the case of an original meeting but it shall not be           adjourned
     necessary to specify in such notice the nature of the business to be       meeting.
     transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

73.  At any general meeting a resolution put to the vote of the meeting         How questions
     shall be decided on a show of hands unless a poll is (before or on the     to be
     declaration of the result of the show of hands) demanded:-                 decided.

     (a)  by the Chairman; or

     (b) by at least three members present in person or by proxy for the time being entitled to vote at the meeting; or

     (c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (d) by any member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

     Unless a poll be so demanded and the demand is not withdrawn, a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution. The demand for a poll may be withdrawn.

74.  If a poll is demanded as aforesaid, it shall (subject as provided in       Poll.
     Article 75) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than


                                     18


     thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

75.  Any poll duly demanded on the election of a chairman of a meeting or       In what cases poll
     on any question of adjournment shall be taken at the meeting and           taken without
     without adjournment.                                                       adjournment.

76.  In the case of an equality of votes, whether on a show of hands or on      Chairman to
     a poll, the Chairman of the meeting at which the show of hands takes       have casting
     place or at which the poll is demanded, shall be entitled to a second      vote.
     or casting vote. In case of any dispute as to the admission or rejection of any vote, the Chairman shall determine the same, and such determination shall be final and conclusive.

77.  The demand for a poll shall not prevent the continuance of a meeting       Business may
     for the transaction of any business other than the question on which a     proceed
     poll has been demanded.                                                    notwithstanding
                                                                                demand for poll.

                              VOTES OF MEMBERS

78.  (a)  Subject to any special rights, privileges or restrictions as          Votes of
          to voting for the time being attached to any class or classes of      members.
          shares, at any general meeting on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a representative duly authorised under
          Section 115 of the Ordinance, shall have one vote, and on a poll every member present in person or by proxy or by duly authorised representative shall have one vote for every fully paid share of which he is the holder and have for every partly paid share of which he is the holder the fraction of one vote equal to the proportion which the nominal amount due and paid up thereon bears to the nominal value of the share, but no amount paid or credited as paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. On a poll a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     (b) A member of the Company, being a recognised clearing house within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) ("the clearing house") may authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any meeting of any class of member of the Company provided that, if more than one person is so authorised, the authorisation must specify the number and class of shares in respect of which each such person is so authorised. A person so authorised will be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house
          (or its nominee) could exercise if it were an individual member of the Company.

79.  Any person entitled under Article 45 to be registered as a shareholder     Votes in
     may vote at any general meeting in respect thereof in the same manner      respect of
     as if he were the registered holder of such shares; provided that          deceased and
     forty-eight hours at least before the time of the holding of the           bankrupt
     meeting or adjourned meeting as the case may be at which he proposes       members.
     to vote, he shall satisfy the Board of his entitlement to such share, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

80.  Where there are joint registered holders of any share, any one of such     Joint holders.
     persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present whose name stands first on the register in respect of such share, shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

81.  A member of unsound mind, or in respect of whom an order has been made     Votes of
     by any court having jurisdiction in cases of mental disorders, may         member of
     vote, whether on a show of hands or on a poll, by his committee,           unsound mind.
     receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may, on a poll, vote by proxy, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the registered office of the Company not less than forty-eight hours before the time for holding the meeting, or adjourned meeting or poll, as the case may be.


                                     19


82.  (a)  Save as herein expressly provided, no person other than a             Qualification
          member duly registered and who shall have paid everything for the     for voting.
          time being due from him and payable to the Company in respect of his shares and is entitled to attend and vote shall be entitled to be present or to vote (save as proxy for another member)
          either personally or by proxy, or to be reckoned in a quorum
          (save as proxy for another member), at any general meeting.

     (b)  No objection shall be raised to the qualification of any voter        Objections
          except at the meeting or adjourned meeting at which the vote          to votes.
          objected to is given or tendered, any vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman, whose decision shall be final and conclusive.

82A. Where any shareholder is, under the Listing Rules, required to abstain     Abstain from voting.
     from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

83.  Any member of the Company entitled to attend and vote at a meeting of      Proxies.
     the Company or a meeting of the holder of any class of shares in the
     Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. On a poll votes may be given either personally or by proxy. A proxy need not be a member of the Company. A member may appoint more than one proxy to attend on the same occasion.

84.  The instrument appointing a proxy shall be in writing under the hand       Instrument
     of the appointor or of his attorney duly authorised in writing, or if      appointing
     the appointor is a corporation, either under seal, or under the hand       proxy to be
     of an officer or attorney duly authorised.                                 in writing.

85.  The instrument appointing a proxy and the power of attorney or other       Appointment
     authority, if any, under which it is signed or a notarially certified      of proxy must
     copy of that power or authority shall be deposited at the registered       be deposited.
     office of the Company or at such other place as is specified in the notice of meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting or poll (as the case may be) at which the person named in such instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.
     Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

86.  Every instrument of proxy, whether for a specified meeting or              Form of proxy.
     otherwise, shall be in such form as the Board may from time to time approve.

87.  The instrument appointing a proxy to vote at a general meeting shall:      Authority
     (i) be deemed to confer authority upon the proxy to demand or join in      under
     demanding a poll and to vote on any resolution (or amendment thereto)      instrument
     put to the meeting for which it is given as the proxy thinks fit           appointing
     provided that any form issued to a member for use by him for               proxy.
     appointing a proxy to attend and vote at an extraordinary general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the member, according to his intention, to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect of)
     each resolution dealing with any such business; and (ii) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

88.  A vote given in accordance with the terms of an instrument of proxy        When vote be
     shall be valid notwithstanding the previous death or unsoundness of        proxy valid
     mind of the principal or revocation of the proxy or power of attorney      though
     or other authority under which the proxy was executed, or the transfer     authority
     of the share in respect of which the proxy is given, provided that no      revoked
     intimation in writing of such death, unsoundness of mind, revocation or transfer as aforesaid shall have been received by the Company at the registered office, or at such other place as is referred to in
     Article 85 of these Articles, prior to two hours before the commencement of the meeting, adjourned meeting or poll, as the case may be, at which the proxy is used.

89.  Any corporation which is a member of the Company may by resolution of      Corporation
     its directors or other governing body authorise such persons as it         acting by
     thinks fit to act as its representatives at any meeting of the Company     representative
     or of any class of members of the Company, and the persons so              at meetings.
     authorised shall be entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were


                                       20


     an individual member of the Company.

                               REGISTERED OFFICE

90.  The registered office of the Company shall be at such place in Hong        Registered
     Kong as the board shall from time to time appoint.                         Office.


                             BOARD OF DIRECTORS

91.  The number of Directors shall not be less than two.                        Number.

92.  The Board shall have power from time to time, and at any time to           Board may
     appoint any person as a Director either to fill a casual vacancy or as     fill
     an addition to the Board provided that the appointment of any Director     vacancies.
     shall be approved by the Executive Chairman. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting.

93.  (a)  Any Director may at any time by notice in writing delivered to        Alternate
          the registered office of the Company or at a meeting of the           Directors.
          Board, appoint any person (including another Director) to be his alternate Director for such period of absence from Hong Kong or such period of unavailability due to illness or disability or for such meeting as may be specified therein, and may in like manner at any time determine such appointment. Such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved.

     (b) The appointment of an alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office, or if his appointor ceases to be a Director.

     (c) An alternate Director shall (except when absent from Hong Kong, for which purpose he shall be deemed absent from Hong Kong on any day if he has given to the Secretary notice of his intention to be absent from Hong Kong for any period including such day and has not revoked such notice) be entitled to receive notices of meetings of the Board and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director, and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one
          Director his voting rights shall be cumulative. If his appointor is for the time being absent from Hong Kong or temporarily unable to act through ill-health or disability, his signature to any resolution in writing of the Board shall be as effective as the signature of his appointor. To such extent as the Board may from time to time determine in relation to any committee of the Board, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

     (d) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

     (e) An alternate Director shall not be, nor be deemed to be, the agent of the Director appointing him and the latter shall not be vicariously liable for any tort committed by the former.

94.  A Director need not hold any qualification shares but shall                No
     nevertheless be entitled to receive notice of and to attend and speak      qualification
     at all general meetings of the Company and at all separate meetings of     shares for
     the respective holders of all classes of shares of the Company.            Directors.


95.  The Directors shall be entitled to receive by way of remuneration for      Directors'
     their services such sum as shall from time to time be determined by        remuneration.
     the Company in general meeting, such sum (unless otherwise directed by the resolution by which it is voted) to be divided amongst the
     Directors in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that in such event any
     Director


                                       21


     holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. The foregoing provisions shall not apply to a Director who holds any salaried employment or office in the Company except in the case of sums paid in respect of Directors' fees.

96.  The Directors shall also be entitled to be repaid all travelling,          Directors'
     hotel and other expenses reasonably incurred by them respectively in       expenses.
     or about the performance of their duties as Directors, including their expenses of travelling to and from board meetings, committee meetings or general meetings or otherwise incurred whilst engaged in the business of the Company.

97.  The Board may grant special remuneration to any Director who, being        Special
     called upon, shall perform any special or extra services to the            remuneration.
     Company. Such special remuneration may be made payable to such
     Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, or commission, participation in profits or otherwise as may be arranged.

98.  Notwithstanding the foregoing Articles 95, 96 and 97, the remuneration     Remuneration
     of a Executive Chairman, or other Executive Director or a Director         of Executive
     appointed to any other office in the management of the Company shall       Chairman, etc.
     from time to time be fixed by the Board and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the
     Board may from time to time decide. Such remuneration shall be in addition to his remuneration as a Director.

99.  (a)  A Director shall vacate his office:-                                  When office of
                                                                                Director to be
                                                                                vacated.

          (i) If he becomes bankrupt or has a receiving order made against him or suspends payment, or compounds with his creditors.

         (ii)  If he becomes of unsound mind.

        (iii) If he absents himself from the meetings of the Board during a continuous period of six months without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board passes a resolution that he has by reason of such absence vacated his office.

         (iv) If he becomes prohibited from being a Director by reason of any order made under any provision of the Companies
               Ordinance.

          (v) If by notice in writing delivered to the Company at its registered office he resigns his office.

         (vi) If he shall be removed from office by notice in writing served upon him signed by all his co-Directors.

        (vii) If, having been appointed to an office under Article 112 hereof, he is dismissed or removed therefrom by the Board under Article 113.

     (b) Subject to the provisions of the Companies Ordinance no Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director, and no person shall be ineligible for appointment as a Director, by reason only of his having attained any particular age.

100. (a)  A Director may hold any other office or place of profit with the      Directors may
          Company (except that of Auditor) in conjunction with his office       contract with
          of Director for such period and upon such terms as the Board may      Company.
          determine, and may be paid such extra remuneration therefor
          (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra
          remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

     (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     (c) A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or any other company in which the Company may be interested, and shall not be liable to account to the Company or the members for any remuneration,


                                       22

          profits or other benefits received by him as director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company or exercisable by it as director of such other company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

     (d) A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

     (e) Where arrangements are under consideration concerning that appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director together with any of his associates own 5 per cent. or more.

     (f) Subject to the Ordinance and to the next paragraph of this Article, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatsoever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company of the members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

     (g) A Director who, to his knowledge, is interested or has an associate who is interested, in any way, whether directly or indirectly, in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest or the interest of his associate at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration if he knows his interest or the interest of his associate then exists; or in any other case at the first meeting of the Board after he knows that he or his associate is or has become so interested. For this purpose, a general notice to the Board by a Director to the effect that:-

          (i) he or any of his associates is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

          (ii) he or any of his associates is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him or them, shall be deemed to be a sufficient declaration of interest in relation to any such contract or arrangement; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

     (h) Save as otherwise provided by the Articles, a Director shall not vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract, arrangement or proposal in which he or any of his associates is materially interested, but this prohibition shall not apply to any of the following matters namely:-

          (i) any contract or arrangement for the giving to such Director or any of his associates of any security or indemnity in respect of money lent by him or them or obligations incurred or undertaken by him or them for the benefit of the Company and any of its subsidiaries;

         (ii) any contract or arrangement for the giving by the Company of any security or indemnity to a


                                       23


               third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or any of his associates has himself or themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

        (iii) any contract or arrangement by a Director or any of his associates to subscribe for shares, debentures or other securities of the Company issued or to be issued pursuant to any offer or invitation to members or debenture holders of the Company or any class thereof, and which does not provide in respect of any Directors or any of his associates as such any privilege or advantage not accorded to any other members or debenture holders of the Company or any class thereof or to the public or any sections thereof;

         (iv) any contract or arrangement concerning an offer of the shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or any of his associates is or is to be interested as a participant in the underwriting or sub-underwriting of the offer;

          (v) any contract or arrangement in which the Director or any of his associates is interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his or their interest in shares or debentures or other securities of the Company;

         (vi) any contract, arrangement or proposal concerning any company in which the Director or any of his associates is interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the Director or any of his associates is beneficially interested in shares of that company, provided that he, together with any of his associates, is not beneficially interested in 5 per cent. or more of the equity share capital of such company (whether his interest is derived through any third company) or of the voting rights available to members of such company;

        (vii) any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries including the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates to directors (and their associates) and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director or any of his associates who may be employees of the Company as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

       (viii) any proposal or arrangement concerning the adoption, modification or operation of any share scheme involving the issue or grant of options over shares or other securities by the Company to, or for the benefit of the employees of the Company or of any of its subsidiaries, under which the Director or any of his associates who may be employees of the Company or any of its subsidiaries may benefit.

     (i) A company shall be deemed to be a company in which a Director together with any of his associates own 5 per cent. or more if and so long as (but only if and so long as) he together with any of his associates are (either directly or indirectly) the holders of or beneficially interested in 5 per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as an unit holder.

     (j) Where a company in which a Director together with any of his associates hold 5 per cent. or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

     (k) If any question shall arise at any meeting of the Board as to the materiality of the interest (including, for these purposes, the interest of any of his associates) of a Director (other than the Chairman of meeting) or as to the entitlement of any Director
          (other than such Chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not be counted in the quorum, such question shall be referred to the Chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature


                                       24


          or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the Chairman of the meeting such question shall be decided by a resolution of the Board (for which purpose such Chairman shall not be counted in the quorum and shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman as known to such Chairman has not been fairly disclosed to the Board.

     (l) In so far as it is required by The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, a Director shall not vote (nor be counted in the quorum) on any resolution of the shareholders in respect of any contract or arrangement in which he is to his knowledge materially interested provided that this prohibition (a) shall not apply to any of the matters specified as (i) to (viii) inclusive in Article 100 (h) above;
          and (b) is also subject to any waiver which may be granted by The
          Stock Exchange of Hong Kong Limited.

     (m) The Company may by ordinary resolution ratify any transaction not duly authorised by reason of a contravention of these Articles provided that no Director who is materially interested in such transaction, together with any of his associates, shall vote upon such Ordinary Resolution in respect of any shares in the Company in which they are interested.

101.  The Company may from time to time in general meeting by ordinary          Power of general
      resolution increase or reduce the number of Directors but so that the     meeting to increase or
      number of Directors shall never be less than two.                         reduce number
                                                                                of Directors.

101A. At each annual general meeting one-third of the Directors for the         Retirement
      time being (or, if their number is not a multiple of three, then the      of Directors
      number nearest to but not greater than one-third) shall retire from       by rotation.
      office. Any Director retiring at a meeting pursuant to this Article
      101A shall retain office until the close or adjournment of the meeting.

101B. Any Director who wishes to retire and not to offer himself for            Retiring
      re-election shall be included for the purposes of determining the         Director.
      number of the Directors to retire at any annual general meeting pursuant to the preceding Article 101A. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last election or appointment and so that as between persons who became or were last elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for election.

101C. The Company at the annual general meeting at which a Director retires     Retiring Directors
      in accordance with these Articles may fill up the vacated office by       to remain in office
      electing a person thereto, and in default of such election by the         till successors
      Company, the retiring Director shall be deemed to have been re-elected    appointed.
      and shall, if willing, continue in office until the next annual general meeting and so on from year to year until his place is filled, unless:-


     (a) it is expressly resolved at such meeting not to fill up such vacated office; or

     (b) a resolution for the re-election of such Director shall have been put to the meeting and lost; or

     (c) such Director has given notice in writing to the Company that he is unwilling to be re-elected.

102.  No person, other than a retiring Director, shall, unless recommended      Notices to
      by the Directors for election, be eligible for election to the office     be given
      of Director at any general meeting, unless notice in writing of the       when person
      intention to propose that person for election as a Director and notice    proposed for
      in writing by that person of his willingness to be elected shall have     election.
      been given to the Company in each case, during the period (being a period of at least seven days) commencing on the day after despatch of the notice of general meeting at which elections to the office of
      Director are to be considered and ending on the day that falls seven days before the date of the general meeting (both days inclusive).

103.  The Company shall keep at its office a register containing all such       Register of
      particulars of its Directors as are required by the Ordinance to be       Directors and
      kept therein and shall send to the Registrar of Companies a copy of       notification
      such register and shall from time to time notify to the Registrar any     of changes to
      change that takes place in such Directors or their particulars as         Registrar.
      required by the Ordinance.

104.  The Company may by ordinary resolution remove any Director (including     Power to
      a Managing or other Executive Director) before the expiration of his      remove
      period of office notwithstanding anything in these Articles or in any     Director by
      agreement between the Company and such Director (but without prejudice    ordinary
      to any claim which such                                                   resolution.


                                       25


     Director may have for damages for any breach of any contract of service between him and the Company) and may elect another person in his stead. Any person so elected shall hold office for such time only as the Director in whose place he is elected would have held the same if he had not been removed. Special notice, in accordance with the Companies Ordinance, shall be required in relation to any meeting at which such an ordinary resolution is to be considered.

105. The Board may by a resolution passed by three quarters of the total        Power to
     number of directors remove any Director prior to the expiration of his     remove
     period of office notwithstanding anything in these Articles or any         Director by
     agreement between the Company and such Director (but without prejudice     the Board.
     to any claim which such Director may have for damages for any breach of contract of service between him and the Company). The appointment of another Director in his stead shall be in accordance with Article
     92.

                                BORROWING POWERS

106. The Board may from time to time at their discretion exercise all the       Power to
     powers of the Company to raise or borrow, or to secure the payment of,     borrow.
     any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and uncalled capital or any part thereof.

107. The Board may raise or secure the payment or repayment of such sum or      Conditions on
     sums in such manner and upon such terms and conditions in all respects     which money
     as it thinks fit and in particular, by the issue of debentures,            may be
     debenture stock, bonds or other securities of the Company, whether         borrowed.
     outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

108. Debentures, debenture stock, bonds and other securities may be made        Assignment.
     assignable free from any equities between the Company and the person to whom the same may be issued.

109. Any debentures, debenture stock, bonds or other securities may be          Special
     issued at a discount, premium or otherwise and with any special            privileges.
     privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

110. The Board shall cause a proper register to be kept, in accordance with     Register of
     the provisions of the Companies Ordinance, of all mortgages and            charges to
     charges specifically affecting the property of the Company and shall       be kept.
     duly comply with the requirements of the Companies Ordinance, in regard to the registration of mortgages and charges therein specified and otherwise.

111. Where any uncalled capital of the Company is charged, all persons          Charge of
     taking any subsequent charge, therein shall take the same subject to       uncalled
     such prior charge, and shall not be entitled, by notice to the members     capital.
     or otherwise, to obtain priority over such prior charge.

                            EXECUTIVE CHAIRMAN ETC.

112. The Board may from time to time appoint any one or more of its body to     Power to
     the office of Executive Chairman or other Executive Director and/or        appoint
     such other office in the management of the Company as it may decide        Executive
     for such period and upon such terms as it thinks fit and upon such         Chairman etc.
     terms as to remuneration as it may decide in accordance with Article
     98.

113. Every Director appointed to an office under Article 112 hereof shall,      Removal of
     subject to the provisions of any contract between himself and the          Executive
     Company with regard to his employment in such office, be liable to be      Chairman,
     dismissed or removed therefrom by the Board.                               etc.


114. A Director appointed to an office under Article 112 thereof shall be       Cessation of
     subject to the same provisions as to resignation and removal as the        appointment.
     other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he ceases to hold the office of Director for any cause.

115. The Board may from time to time entrust to and confer upon an              Powers may be
     Executive Chairman or Executive Director all or any of the powers of       delegated.
     the Board that it may think fit. But the exercise of all powers by such Director shall be subject to such regulations and restrictions as the Board may from time to time make and impose, and the said powers may at any time be withdrawn, revoked or varied.


                                       26


                               POWER OF DIRECTORS

116. (a)  Subject to any exercise by the Board of the powers conferred by       General powers
          Articles 115, 117, 118, 119, 125, 137 and 138 hereof, the             of the Company
          management of the business of the Company shall be vested in the      vested in the
          Board who, in addition to the powers and authorities by these         Board.
          Articles expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the
          Ordinance expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Ordinance and of these Articles and to any regulations from time to time made by the Company in general meeting not being inconsistent with such provisions or these
          Articles, provided that no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

     (b) Without prejudice to the general powers conferred by these Articles it is hereby expressly declared that the Board shall have the following powers:-

          (i) To give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

          (ii) To give any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

                                    MANAGERS

117. The Board may from time to time appoint a general manager, a manager       Appointment
     or managers of the Company and may fix his or their remuneration           and
     either by way of salary or commission or by conferring the right to        remuneration
     participation in the profits of the Company or by a combination of two     of managers.
     or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them upon the business of the Company.

118. The appointment of such general manager, manager or managers may be        Tenure of
     for such period as the Board may decide, and the Board may confer upon     office and
     him or them all or any of the powers of the Directors as it may think      powers.
     fit.

119. The Board may enter into such agreement or agreements with any such        Terms and
     general manager, manager or managers upon such terms and conditions in     conditions of
     all respects as the Board may in its absolute discretion thinks fit,       appointment.
     including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

                                    CHAIRMAN

120. The Board may elect a Chairman and one or more Deputy Chairman for         Chairman.
     their meetings and determine the period of which the Chairman and any of the Deputy Chairmen are to hold office; but if at any meeting the
     Chairman is not present, or is unwilling so to act within five minutes after the time appointed for holding the same, the Deputy Chairman or any one of them (if more than one Deputy Chairman has been appointed), shall be the Chairman of that meeting; or if no such Chairman is elected and/or no Deputy Chairman is present or is willing so to act within five minutes after the time appointed for holding the same, the
     Directors present may choose one of their number to be Chairman for that meeting.

                          PROCEEDINGS OF THE DIRECTORS

121. The Directors may meet together for the despatch of business, adjourn      Meetings of
     and otherwise regulate their meetings and proceedings as they think        Directors,
     fit and may determine the quorum necessary for the transaction of          quorum, etc.
     business. Unless otherwise determined two Directors shall be a quorum, one of whom shall be the Executive Chairman unless the Executive
     Chairman gives written notice that he waives this requirement in relation to any meeting. For the purpose of this Article an alternate
     Director shall be counted in a quorum but notwithstanding that an alternate Director is an alternate for more than one Director he shall for quorum purposes count as only one Director. Any Director may participate in a meeting of the Board or of any such committee of the
     Board by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting are capable of hearing each other.


                                       27


122. A Director may and, on request of a Director, the Secretary shall, at      Convening of
     any time summon a meeting of the Board. Notice thereof shall be given      Board meeting.
     to each Director either in writing or by telephone or by facsimile at the facsimile number from time to time notified to the Company by such
     Director or by telex or telegram at the address from time to time notified to the Company by such Director or by electronic mail at the electronic mail address from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine. Provided however that notice need not be given to any
     Director for the time being absent from Hong Kong. A Director may waive notice of any meeting and any such waiver may be prospective or retrospective.

123. Questions arising at any meeting of the Board shall be decided by a        How questions
     majority of votes, and in case of an equality of votes the Executive       to be
     Chairman shall have a second or casting vote. Questions arising at any     decided.
     meeting of a committee of the Board shall be decided by a majority of votes and in case of an equality of votes the chairman of such meeting shall have a second or casting vote.

124. A meeting of the Board for the time being at which a quorum is present     Powers of
     shall be competent to exercise all or any of the authorities, powers       meeting.
     and discretions by or under the Articles of the Company for the time being vested in or exercisable by the Board generally.

125. The Board may delegate any of their powers to committees consisting of     Power to
     such member or members of its body as the Board thinks fit, and it         appoint
     may, from time to time, revoke such delegation or revoke the               committee and
     appointment of and discharge any such committees either wholly or in       to delegate.
     part, and either as to person or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may time to time be imposed upon it by the Board.

126. All acts done by any such committee in conformity with such                Acts of
     regulations, and in fulfilment of the purposes for which it is             committee to
     appointed, but not otherwise, shall have the like force and effect, as     be of same
     if done by the Board, and the Board shall have power, with the consent     effect as acts
     of the Company in general meeting, to remunerate the members of any        of the Board.
     special committee, and charge such remuneration to the current expenses of the Company.

127. Unless otherwise determined by the Board, two Directors shall form a       Proceedings
     quorum for any meeting of a committee of the Board. A committee may        of committee.
     elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting. A committee may meet and adjourn as its members think proper.

128. All acts bona fide done by any meeting of the Board or by a committee      When acts of
     of the Board, or by any person acting as a Director shall,                 Directors or
     notwithstanding that it shall be afterwards discovered that there was      committee to
     some defect in the appointment of any such Director or person acting       be valid
     as aforesaid or that he had by virtue of Article 99(a) ceased to be a      notwithstanding
     Director, be as valid as if every such person had been duly appointed      defects.
     and had not ceased to be a Director.

129. The continuing Directors may act notwithstanding any vacancy in their      Directors'
     body, but, if and so long as their number is reduced below the minimum     powers when
     number fixed by or pursuant to these Articles, the continuing              vacancies
     Directors or Director may act for the purpose of increasing the number     exist.
     of Directors to that number, or of summoning a general meeting of the
     Company, but for no other purpose.

130. A resolution in writing signed by all the Directors in Hong Kong,          Directors'
     except such as are temporarily unable to act through ill-health or         resolutions
     disability and all the alternate Directors in Hong Kong whose              in writing.
     appointors are absent from Hong Kong or are temporarily unable to act as aforesaid, shall (so long as they constitute a quorum as provided in Article 121) be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held and may consist of several documents in like form each signed by one or more of the
     Directors or alternate Directors.

                                   PRESIDENT

131. The Board may, at any time and from time to time, appoint any one of       President.
     their number or any former Director of the Company who, in their opinion, has rendered outstanding services to the Company, or any other person to be President of the Company for life or any other period. The President shall not, by virtue of his office, be deemed a
     Director or be entitled to any remuneration. Nevertheless where he is not a Director he may, by invitation of the Board, attend meetings of the Board for the purpose of giving advice and the Board may remunerate him in respect of advice and assistance from time to time given by him.


                                       28


                                   SECRETARY

132. The Secretary shall be appointed by the Board for such term, at such       Appointment
     remuneration and upon such conditions as it may think fit, and any         of Secretary.
     Secretary so appointed may be removed by the Board. Anything by the
     Ordinance or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy
     Secretary capable of acting, by or to any officer of the Company authorised generally or specially on that behalf by the Board.

133. The Secretary shall be an individual, ordinarily resident in Hong          Residence.
     Kong.

134. A provision of the Ordinance or of these Articles requiring or             Same person
     authorising a thing to be done by or to a Director and the Secretary       not to act in
     shall not be satisfied by its being done by or to the same person          two capacities
     acting both as Director and as or in place of the Secretary.               at once.


                           MANAGEMENT - MISCELLANEOUS

135. (a)  The Board shall provide for the safe custody of the seal which        Seal.
          shall only be used by the authority of the Board or of a
          committee of the Board authorised by the Board in that behalf, and every instrument to which the seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the
          Board for the purpose. Provided that the Board may either
          generally or in any particular case or cases resolve (subject to such restrictions as to the manner in which the seal may be affixed as the Board may determine) that such signatures or any of them may be affixed to certificates for shares or debentures or representing any other form of security by some mechanical means other than autographic to be specified in such resolution or that such certificates need not be signed by any person. Every instrument executed in manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board previously given.

     (b)  The Company may have an official seal for use for sealing             Official seal.
          certificates for shares or other securities issued by the Company as permitted by Section 73A of the Ordinance (and no signature of any Director, officer or other person and no mechanical
          reproduction thereof shall be required on any such certificates or other document and any such certificates or other document to which such official seal is affixed shall be valid and deemed to have sealed and executed with the authority of the Board
          notwithstanding the absence of any such signature or mechanical reproduction as aforesaid) and an official seal for use abroad under the provisions of the Companies Ordinance where and as the
          Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company for the purpose of affixing and using such official seal and they may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

136. All cheques, promissory notes, drafts, bills of exchange and other         Cheques and
     negotiable instruments, and all receipts for moneys paid to the            banking
     Company shall be signed, drawn, accepted, endorsed or otherwise            arrangements.
     executed as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking account shall be kept with such banker or bankers as the Board shall from time to time determine.

137. (a)  The Board may from time to time, and at any time, by power of         Power to
          attorney under the common seal, appoint any company, firm or          appoint
          person, or any fluctuating body of persons, whether nominated         attorney.
          directly or indirectly by the Board to be the attorney or
          attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers
          authorities and discretions vested in him.

     (b)  The Company may, by writing under its common seal, empower any        Execution of
          person, either generally or in respect of any specified matter,       deeds by
          as its attorney, to execute deeds and instruments on its behalf       attorney.
          and to enter into contracts and sign the same on its behalf in any place not situate within Hong Kong, and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the common seal of the Company.


                                       29


138. The Board may establish any committees, local boards or agencies for       Local boards.
     managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration, any may delegate to any committee, local board, or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

139. The Board may establish and maintain or procure the establishment and      Pension funds,
     maintenance of any contributory or non-contributory pension or             donations, etc.
     superannuation funds for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and who hold or who have held any salaried employment or office in the
     Company or such other company, and the wives, widows, families and dependants of any such persons. The Board may also establish and subsidise to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                           CAPITALISATION OF RESERVES

140. (a)  The Company in general meeting may upon the recommendation of the     Power to
          Directors resolve that it is desirable to capitalise any part of      capitalise.
          the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution (and not required for the payment or provision of the dividend on any shares with a preferential right to dividend) and accordingly that such sums be set free for distribution amongst the members holding ordinary shares in proportion to the number of ordinary shares (whether or not fully paid) held by them respectively on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other, and the Board shall give effect to such resolution, provided that a share premium account and a capital redemption reserve fund may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid up shares.

     (b)  Whenever such a resolution as aforesaid shall have been passed        Effect of
          the Board shall make all appropriations and applications of the       resolution
          undivided profits resolved to be capitalised thereby, and all         capitalise.
          allotments and issues of fully paid up shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board to make such
          provision by the issue of fractional certificates or by payment in cash or otherwise (including provision for the benefit of fractional entitlements to accrue to the Company rather than to the members concerned) as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or, as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such
          members.

                          SUBSCRIPTION RIGHTS RESERVE

141. (a)  If, so long as any of the rights attached to any warrants issued      Subscription
          by the Company to subscribe for                                       Rights
                                                                                Reserve.


                                       30

          shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share then the following provisions shall apply:-

          (i) as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the "Subscription Rights Reserve") the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (iii) of this paragraph (a) on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

         (ii) the Subscription Rights Reserve will not be used for any purpose other than that specified above until all other reserves of the Company (other than share premium account and capital redemption reserve fund) have been used and will then only be used to make good losses of the Company if and so far as is required by law;

        (iii) upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder credited as fully paid such additional nominal amount of shares as is equal to the difference between:-

               (aa) the said amount in cash which the holder of such
                    warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights) and

               (bb) the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par;

               and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted and credited as fully paid to the exercising warrantholders;

          (iv) if upon the exercise of the subscription rights represented by any warrant the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which exercising warrantholder is entitled, the Board shall apply any profits or reserve then or thereafter becoming available (including to the extent permitted by law, share premium account and capital redemption reserve fund) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until such time no dividend or other distributions shall be paid or made on the shares. Pending such payment up and allotment the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

     (b) Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned.


                                       31


     (c) Notwithstanding anything contained in paragraph (a) of this Article no fraction of a share shall be allotted on exercise of the subscription rights.

     (d) The provisions of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating, the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a special resolution of such warrantholders or class of warrantholders.

     (e) A certificate or report by the Auditors as to whether or not the Subscription Rights Reserve is required to be established and maintained, as to the purposes for which the Subscription Rights
          Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to an exercising warrantholder credited as fully paid and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

                             DIVIDENDS AND RESERVES

142. The Company in general meeting may declare dividends in any currency,      Power to
     but no dividends shall exceed the amount recommended by the Board.         declare
                                                                                dividends.

143. (a)  The Board may from time to time pay to the members such interim       Board's power
          dividends as appear to the Board to be justified by the profits       to pay
          of the Company, and in particular (but without prejudice to the       interim
          generality of the foregoing) if at any time the share capital of      dividends.
          the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the
          Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights.

     (b) The Board may also pay half-yearly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits justify the payment.

144. (a)  No dividend shall be payable except out of the profits of the         Provisions as
          Company. No dividend shall carry interest.                            to dividends.

     (b) For so long as any share issued under any share incentive scheme for employees remains subject to restrictions on dividends, voting and transfer imposed thereby, but without prejudice to the entitlement of the holder of such share to participate in any distribution on capitalization of reserves under Article 140, no dividend whether payable in cash or in specie or by way of allotment of fully paid shares under Article l46 hereof shall be declared or paid on such share.

145. Whenever the Board or the Company in general meeting have resolved         Dividend in
     that a dividend be paid or declared, the Board may further resolve         specie.
     that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest and such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective. Where requisite, a contract shall be filed in accordance with the provisions of the
     Ordinance, and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend, and such appointment shall be effective.

146. (a)  Whenever the Board or the Company in general meeting have             Scrip dividends.
          resolved that a dividend be paid or declared on the share capital of the Company, the Board may further resolve:-


                                       32


          (i) That such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid provided that the shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:-

               (aa) the basis of any such allotment shall be determined by the Board;

               (bb) the Board, after determining the basis of allotment,
                    shall give not less than two weeks' notice in writing to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

               (cc) the right of election may be exercised in whole or in part;

               (dd) the dividend (or that part of the dividend to be
                    satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised
                    ("the non-elected shares") and in satisfaction thereof shares shall be allotted credited as fully paid to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserve or reserves or other special account other than the Subscription Rights Reserve or Conversion Rights
                    Reserve or Capital Redemption Reserve Fund (if there be any such Reserves)) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

          (ii) That the shareholders entitled to such dividend be entitled to elect to receive an allotment of shares credited as fully paid in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:-

               (aa) the basis of any such allotment shall be determined by the Board;

               (bb) the Board, after determining the basis of allotment,
                    shall give not less than two weeks' notice in writing to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

               (cc) the right of election may be exercised in whole or in part;

               (dd) the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised ("the elected shares") and in lieu thereof shares shall be allotted credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserve or reserves or other special account other than the Subscription
                    Rights Reserve or Conversion Rights Reserve or Capital
                    Redemption Reserve Fund (if there be any such Reserves)) as the Board may determine, such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

     (b)  (i)  The shares allotted pursuant to the provisions of paragraph
               (a) shall rank pari passu in all respects with the shares of the same class (if any) then in issue save only as regards participation in the relevant dividend.

          (ii) The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (a), with full power to the Board to make such provisions as they think fit in the case of shares becoming distributable in fractions
               (including provisions whereby, in whole or in part, fractional entitlements are aggregated or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company


                                       33


               rather than to the members concerned). The Board may authorise any person to enter into, on behalf of all members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

     (c) The Company may upon the recommendation of the Board by special resolution resolve in respect of any particular dividend of the Company that notwithstanding the provisions of paragraph (a) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

     (d) The Board may on any occasion determine that an allotment of shares under paragraph (a)(i) of this Article or a right of election to receive an allotment of shares under paragraph (a)(i) of this Article shall not be made or made available to any shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the allotment of shares or the circulation of an offer of such right of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

147. The Board may, before recommending any dividend, set aside out of the      Reserves.
     profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward and profits which it may think prudent not to divide.

148. Subject to the rights of persons, if any, entitled to shares with          Dividends to
     special rights as to dividend, all dividends shall be declared and         be paid in
     paid according to the amounts paid or credited as paid up on the           proportion to
     shares in respect whereof the dividend is paid, but no amount paid up      paid up capital.
     or credited as paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such shares shall rank for dividend accordingly.

149. (a)  The Board may retain any dividends or other moneys payable on or      Retention of
          in respect of a share upon which the Company has a lien, and may      dividends, etc.
          apply the same in or towards satisfaction of the debts,
          liabilities or engagements in respect of which the lien exists.

     (b)  The Board may deduct from any dividend or bonus payable to any        Deduction of
          member all sums of money (if any) presently payable by him to the     debts.
          Company on account of calls, instalments or otherwise in relation to the shares of the Company.

150. Any general meeting sanctioning a dividend may make a call on the          Dividend and
     members of such amount as the meeting fixes, but so that the call on       call together.
     each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

151. A transfer of shares shall not pass the right to any dividend or bonus     Effect of
     declared thereon before the registration of the transfer.                  transfer.

152. If two or more persons are registered as joint holders of any share,       Receipts of
     any one of such persons may give effectual receipts for any dividends,     dividends on
     interim dividends or bonuses and other moneys payable in respect of        shares held
     such shares.                                                               joint holders.

153. Unless otherwise directed by the Board, any dividend or bonus may be       Payment by
     paid by cheque or warrant sent through the post to the registered          post.
     address of the member entitled, or, in case of joint holders, to the registered address of that one whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be sent at the risk of the holder or joint holder, as the case may be, and made payable to the order of the person to whom it is sent, and the payment of any such cheque or warrant shall operate


                                       34


     as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen, or that any endorsement thereon has been forged.

154. All dividends or bonuses unclaimed for one year after having been          Unclaimed
     declared may be invested or otherwise made use of by the Board for the     dividends.
     benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof for any profit or benefit derived therefrom. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company.

155. Any resolution declaring a dividend on shares of any class, whether a      Record dates.
     resolution of the Company in general meeting or a resolution of the
     Board, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares on a particular date or at a point of time on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this
     Article shall mutatis mutandis apply to bonuses, capitalisation issue, distributions of realised capital profits or offers or grants made by the Company to the members.

156. Without prejudice to the rights of the Company under Article 154, the      Company may
     Company may cease sending such cheques for dividend entitlements or        cease sending
     dividend warrants by post if such cheques or warrants have been left       dividend
     uncashed on two consecutive occasions. However, the Company may            warrants.
     exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque for dividend entitlements or dividend warrants is returned delivered.

157. The Company shall have the power to sell, in such manner as the Board      Company may
     may think fit, any shares of a member who is untraceable, but no such      sell shares of
     sale shall be made unless:-                                                untraceable
                                                                                members.

     (i) all cheques or warrants, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Articles of the Company have remained uncashed;

     (ii) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

    (iii) the Company has caused an advertisement to be inserted in English in an English language newspaper and in Chinese in a Chinese language newspaper giving notice of its intention to sell such shares and has notified The Stock Exchange of Hong Kong
          Limited of such intention and a period of three months has elapsed since the date of such advertisement.

          For the purpose of the foregoing, "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (iii) of this Article and ending at the expiry of the period referred to in that paragraph.

          To give effect to any such sale the Board may authorise any person to transfer the said shares and instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

                                    ACCOUNTS

158. The Board shall cause true accounts to be kept of the sums of money        Accounts to
     received and expended by the Company, and the matters in respect of        be kept.
     which such receipt and expenditure take place, and of the property,


                                       35


     assets, credits and liabilities of the Company and of all other matters required by the Ordinance or necessary to give a true and fair view of the Company's affairs and to explain its transactions.

159. The books of accounts shall be kept at the registered office or at         Where accounts
     such other place or places as the Board thinks fit and shall always be     to be kept.
     open to the inspection of the Directors.

160. The Board shall from time to time determine whether and to what            Inspection
     extent, at what times and places and under what conditions or              by members.
     regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the members not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Ordinance or authorised by the Directors or by the
     Company in general meeting.

161. (a)  The Board shall from time to time in accordance with the              Annual Report
          provisions of the Ordinance cause to be prepared and to be laid       and/or summary
          before the members of the Company at every annual general             financial
          meeting, the Annual Report and/or the summary financial report        report.
          which complies with Section 141CF(1) of the Companies Ordinance and such other reports and accounts as may be required by law.

     (b)  Every Annual Report shall be signed pursuant to the provisions of     Annual Report
          the Ordinance and copies of those documents (including but not        and/or summary
          limited to the Annual Report and/or the summary financial report)     financial
          which are to be laid before the members of the Company at an          report to be
          annual general meeting shall not less than 21 days before the         sent to
          date of the annual general meeting be made available in printed       members.
          form and/or using electronic means whether in the English
          language only, in the Chinese language only or in both the
          English language and the Chinese language and at the same time as the notice of an annual general meeting to every member of the
          Company, every holder of debentures of the Company, every person registered under Article 45 and every other person entitled to receive notices of general meetings of the Company in compliance with the Listing Rules and any applicable law, rules or
          regulations, provided that the Company shall not be required to make available those documents to any person of whose address the
          Company is not aware or to more than one of the joint holders of any shares or debentures whether in printed form or by electronic means. In the case of those documents being made available in printed form, such documents will be sent by post to the
          registered addresses of those entitled to receive them as set out above.

     (c) Where a member, in accordance with the Listing Rules and any applicable law, rules or regulations has consented to treat the publication of the Annual Report or the summary financial report as set out in Article 161(a) using electronic means or has consented to receiving the summary financial report instead of the Annual Report, as discharging the Company's obligation under the Listing Rules and any applicable law, rules or regulations to send a copy of such relevant financial documents, then publication by the Company, in accordance with the Listing Rules and any applicable law, rules or regulations, using electronic means of such relevant financial documents and/or receipt by such member of the summary financial report at least 21 days before the date of the relevant general meeting, shall, in relation to each such member, be deemed to discharge the Company's obligations under Article 161(a) provided that any person who is otherwise entitled to such financial documents of the Company may, if he so requires, by notice in writing served on the Company, demand that the Company sends to him, a complete printed copy of the Annual Report or the summary financial report not previously requested by him.

                                    AUDITORS

162. Auditors shall be appointed and their duties regulated in accordance       Auditors.
     with the provisions of the Companies Ordinance.



163. Subject as otherwise provided by the Ordinance, the remuneration of        Remuneration
     the Auditors shall be fixed by the Company in general meeting.             of Auditors.


164. Every statement of accounts, audited by the Company's Auditors and         When accounts
     presented by the Board at an annual general meeting, shall after           to be deemed
     approval at such meeting, be conclusive except as regards any error        finally settled.
     discovered therein within three months of the approval thereof.
     Whenever any such error is discovered within that period, it shall forthwith be corrected, and the statement of accounts amended in respect of the error shall be conclusive.


                                       36


                                    NOTICES

165. Any notice or document or any Corporate Communication to be given or       Service of
     issued under these Articles shall be in writing, and may be served by      notices.
     the Company and/or by the Board on any member either personally or by sending it through the post in a prepaid letter, envelope or wrapper addressed to such member at his registered address as appearing in the register or (in the case of notice) by advertisement published in both an English language newspaper in English and a Chinese language newspaper in Chinese or by any electronic means in compliance with these Articles and the Listing Rules and any applicable law, rules or regulations provided that the Company has obtained the member's prior express positive confirmation in writing to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by such electronic means. In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders.

166. A member shall be entitled to have notice served on him at any address     Members out of
     within Hong Kong or by any electronic means in compliance with these       Hong Kong.
     Articles, legislation and the Listing Rules and any applicable law, rules or regulations. Any member whose registered address is outside
     Hong Kong may notify the Company in writing of an address in Hong Kong which for the purpose of service of notice shall be deemed to be his registered address. A member who does not notify the Company of an address in Hong Kong may notify the Company of an address outside Hong
     Kong and the Company may serve notices on him at such overseas address. In the absence of notification by a member of an address in
     Hong Kong or overseas for the purpose of service of notice, such member shall be deemed to have received any notice which shall have been displayed at the registered office of the Company and shall have remained there for the space of twenty-four hours and such notice shall be deemed to have been received by such member on the day following that on which it shall have been first so displayed.

167. Any notice sent by post shall be deemed to have been served on the day     When notice
     following that on which the envelope or wrapper containing the same is     by post or
     put into a post office situated within Hong Kong and in proving such       electronic
     service it shall be sufficient to prove that the envelope or wrapper       means deemed
     containing the notice was properly prepaid (and in the case of an          to be served.
     address outside Hong Kong where airmail service can be extended thereto airmail postage prepaid), addressed and put into such post office and a certificate in writing signed by the Secretary or other person appointed by the Board that the envelope or wrapper containing the notice was so addressed and put into such post office shall be conclusive evidence thereof. Any notice or document or Corporate
     Communication sent by electronic mail shall be deemed to have been served at the time when such notice or document or Corporate
     Communication is transmitted provided no notification is received by the Company that such notice or document has not reached its recipient. Any notice or document or Corporate Communication which the
     Company has made available to any member by publication on its own website or computer network or the website of The Stock Exchange of
     Hong Kong Limited shall be deemed to have been served on the day on which such publication is made.

168. A notice or document or Corporate Communication may be given by the        Services of
     Company to the person or persons entitled to a share in consequence of     notice to
     the death, mental disorder or bankruptcy of a member in the manner set     persons
     out in Article 165 in which the same might have been given if the          entitled on
     death, mental disorder or bankruptcy had not occurred.                     death, mental
                                                                                disorder or
                                                                                bankruptcy of
                                                                                a member.

169. Any person who by operation of law, transfer or other means whatsoever     Transferee to
     shall become entitled to any share shall be bound by every notice in       be bound by
     respect of such share which previously to his name and address being       prior
     entered on the register shall be duly given to the person from whom he     notices.
     derives his title to such share.

170. Any notice or document or Corporate Communication delivered or sent by     Notice valid
     post or left at the registered address of any member or made available     though Member
     by electronic means in compliance with these Articles, legislation and     deceased.
     the Listing Rules and any applicable law, rules or regulations, shall notwithstanding that such member be then deceased and whether or not the Company has notice of his death be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.


171. (a)  The signature to any notice to be given by the Company may be         How notice to
          written or printed by means of facsimile or where relevant, by        be signed.
          Electronic Signature.


                                       37



     (b) Subject to the Listing Rules and any applicable laws, rules and regulations, any notice or document, including but not limited to the documents referred to in Article 161 and any Corporate
          Communication, may be given in the English language only, in the Chinese language only or in both the English language and the Chinese language provided that the Company has obtained the relevant member's prior express positive confirmation in writing to receive or otherwise have made available to him such notices or documents in either the English language only or the Chinese language only or in both the English language and the Chinese language and provided further that such member may, if he so requires, by notice in writing served on the Company, demand at any time that the Company sends or makes available to him any notice or document or Corporate Communication in the language not previously provided to him.

                                  INFORMATION

172. No member (not being a Director) shall be entitled to require              Member not
     discovery of or any information respecting any detail of the Company's     entitled to
     trading or any matter which is or may be in the nature of a trade          secret
     secret, mystery of trade or secret process which may relate to the         information.
     conduct of the business of the Company and which in the opinion of the
     Board it will be inexpedient in the interests of the members of the
     Company to communicate to the public.

                                   DOCUMENTS

173. (a)  Any Director or the Secretary or any person appointed by the          Authentication
          Board for the purpose shall have power to authenticate any            of documents.
          documents affecting the constitution of the Company and any resolutions passed by the Company or the Board or any committee of the Board and any books, records, documents and accounts, relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and, where any books, records, documents and accounts are elsewhere than at the registered office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee of the
          Board which is certified as aforesaid shall be conclusive
          evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

     (b)  (i)  The Company shall be entitled to destroy the following           Destruction
               documents at the following times:-                               of documents.

               (aa) registered instruments of transfer: at any time after the expiration of seven years from the date of registration thereof;

               (bb) allotment letters: at any time after the expiration of seven years from the date of issue thereof;

               (cc) copies of powers of attorney, grants of probate and
                    letters of administration: at any time after the expiration of two years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

               (dd) dividend mandates and notifications of change of
                    address: at any time after the expiration of two years from the data of recording thereof; and

               (ee) cancelled share certificates: at any time after the
                    expiration of one year from the date of the cancellation thereof.

          (ii) It shall conclusively be presumed in favour of the Company:-

               (aa) that every entry in the register purporting to be made on the basis of any such documents so destroyed was duly and properly made; and

               (bb) that every such document so destroyed was valid and
                    effective and had been duly and properly registered, cancelled, or recorded in the books or records of the Company, as the case may be.

          (iii)(aa) The provisions aforesaid shall apply only to the destruction of a document in good faith


                                       38


                    and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

               (bb) Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;
                    and

               (cc) References herein to the destruction of any document
                    include references to the disposal thereof in any manner.

                                   WINDING UP

174. If the Company shall be wound up (whether the liquidation is               Division of
     voluntary, under supervision or by the court) the liquidator may with      assets in
     the authority of a special resolution, divide among the members in         liquidation.
     specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members.
     The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other assets in respect of which there is a liability.

175. In the event of a winding-up of the Company in Hong Kong, every member     Service of
     of the Company who is not for the time being in Hong Kong shall be         process.
     bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong and stating that person's full name, address and occupation upon whom all summonses, notices, process, orders and judgments in relation to or under the winding-up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee, whether appointed by the member or the liquidator, shall be deemed to be good personal service on such member for all purposes, and where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such member by advertisement in an English language newspaper in English and a
     Chinese language newspaper in Chinese as he shall deem appropriate or by a registered letter sent through the post and addressed to such member at his address as mentioned in the register, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.

                                   INDEMNITY

176. (a)  Every Director, manager, Secretary or other officer and every         Indemnity.
          auditor of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities
          (including any such liability as is mentioned in sub-section (2)
          of Section 165 of the Ordinance) which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director, manager, Secretary or other officer or Auditor shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.
          But this Article shall only have effect in so far as it
          provisions are not avoided by the said Section.

     (b) Subject to Section 165 of the Ordinance, if any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.

-------------------------------------------------------------------------------
          Name, Addresses and Descriptions of Subscribers
-------------------------------------------------------------------------------
         (SD.) Chong Yet Sing
          25, Braemar Hill Road,
          Flat 9A,
          Hong Kong.
            Merchant

         (SD.) James Kin Chung
          25, Braemar Hill Road,
          Flat 9A,
          Hong Kong.
            Merchant
-------------------------------------------------------------------------------

Dated the 7th day of April, 1979.

WITNESS to the above signatures:

                                                    (SD.) PATSY KO
                                                       Secretary
                                         904 China Underwriters Life Building,
                                             51-57 Des Voeux Road, Central,
                                                       Hong Kong.


                                       40